Exhibit 4.1

EXECUTION VERSION

INDENTURE

dated as of January 1, 2007

by and between

ACCREDITED MORTGAGE LOAN TRUST 2007-1,

as Issuing Entity

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee

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APPENDICES, SCHEDULES AND EXHIBITS

Appendix I	Defined Terms
Schedule 1	Mortgage Loan Schedule
Schedule 2	Swap Notional Balances
Schedule 3	Cap Notional Balances
Exhibit A	Form of Note

CROSS-REFERENCE TABLE

Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.1

Trust Indenture Act of 1939	Indenture Section
Section 310
(a) (1)	6.07
(a) (2)	6.08
(a) (3)	6.13
(a) (4)	Not Applicable
(a) (5)	6.07
(b)	6.07
(c)	Not Applicable
Section 311
(a)	6.12
(b)	6.12
(c)	Not Applicable
Section 312
(a)	7.01(A), 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
Section 313
(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 314
(a)(1)	7.04
(a)(2)	7.04
(a)(3)	7.03, 7.04
(a)(4)	3.10
(b)(1)	2.11(b)
(b)(2)	3.06
(c)(1)	2.11,4.01, 11.01
(c)(2)	2.11, 4.01, 11.01
(c)(3)	4.01
(d)(1)	11.01
(d)(2)	11.01
(d)(3)	11.01
(e)	11. 01(b)
Section 315
(a)	6.01(b)(ii), 6.01(c)(i)
(b)	6.02
(c)	6.01(a)

[1]	This Cross-Reference Table is not part of the Indenture.

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(d)(1)	6.01(b), 6.01(c)
(d)(2)	6.01(c)(iii)
(d)(3)	6.01(c)(iv)
(e)	5.15
Section 316
(a)	5.13
(b)	5.09
(c)	10.02
Section 317
(a)(1)	5.03
(a)(2)	5.05
(b)	3.03
Section 318
(a)	11.07

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This INDENTURE, dated as of January 1, 2007 (as amended or supplemented from time to time as permitted hereby, this “Indenture”), is between ACCREDITED MORTGAGE LOAN TRUST 2007-1, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuing Entity”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as Indenture Trustee (together with its permitted successors in the trusts hereunder, the “Indenture Trustee”).

Preliminary Statement

The Issuing Entity has duly authorized the execution and delivery of this Indenture to provide for its Asset-Backed Notes, Series 2007-1 (the “Notes”), issuable as provided in this Indenture. All covenants and agreements made by the Issuing Entity herein are for the benefit and security of the Holders of the Notes and the Hedge Providers. The Issuing Entity is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuing Entity in accordance with its terms have been done.

Granting Clause

Subject to the terms of this Indenture, the Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders and the Hedge Providers, all of the Issuing Entity’s right, title and interest in and to: (i) the Mortgage Loans; (ii) all right, title and interest of the Issuing Entity in the Sale and Servicing Agreement with respect to the Mortgage Loans (including the Issuing Entity’s right to cause the Sponsor to repurchase Mortgage Loans from the Issuing Entity under certain circumstances described therein); (iii) all funds on deposit from time to time in (a) the Collection Account and (b) the Payment Account; (iv) the Swap Agreement; (v) the Cap Agreement, (vi) all other property of the Issuing Entity from time to time; and (vii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes and the Hedge Providers, acknowledges the foregoing Grant, accepts the trusts hereunder in good faith and without notice of any adverse claim or liens and agrees to perform its duties required in this

Indenture as specifically set forth herein to the end that the interests of the holders of the related Notes may be adequately and effectively protected. The Indenture Trustee agrees and acknowledges that each item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in California.

ARTICLE I

DEFINITIONS

Section 1.01. General Definitions. Except as otherwise specified or as the context may otherwise require, the terms defined in Appendix I have the respective meanings set forth in such Appendix I for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Indenture Trustee or of which the Indenture Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Indenture Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d). All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

ARTICLE II

THE NOTES

Section 2.01. Forms Generally. The Notes shall be substantially in the form set forth as Exhibit A attached hereto. Each Note may have such letters, numbers or other marks of indemnification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the Issuing Entity, as evidenced by its execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

The Definitive Notes may be produced in any manner determined by the Issuing Entity, as evidenced by its execution thereof.

Section 2.02. Form of Certificate of Authentication. The form of the Authenticating Agent’s certificate of authentication is as set forth on the signature page of the form of the Note attached hereto as Exhibit A.

Section 2.03. General Provisions with Respect to Principal and Interest Payment. The Notes shall be designated generally as the “Accredited Mortgage Loan Trust 2007-1, Asset-Backed Notes, Series 2007-1”.

The Notes shall be issued in the form specified in Section 2.01 hereof. The Notes shall be issued in thirteen Classes, the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes,

Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class M-9 Notes. The aggregate Original Note Principal Balance of Notes that may be authenticated and delivered under the Indenture is limited to $311,472,000 of Class A-1 Notes, $57,693,000 of Class A-2 Notes, $205,650,000 of Class A-3 Notes, $67,513,000 of Class A-4 Notes, $26,211,000 of Class M-1 Notes, $19,754,000 of Class M-2 Notes, $12,152,000 of Class M-3 Notes, $10,255,000 of Class M-4 Notes, $10,255,000 of Class M-5 Notes, $9,876,000 of Class M-6 Notes, $8,736,000 of Class M-7 Notes, $8,356,000 of Class M-8 Notes and $7,600,000 of Class M-9 Notes, except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, or 9.06 of this Indenture.

Subject to the provisions of Sections 3.01, 5.07, 5.09 and 8.01 of this Indenture, the principal of each Class of Notes shall be payable in installments ending no later than the related Final Stated Maturity Date, unless the unpaid principal of such Notes become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

All payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof. All computations of interest accrued on any LIBOR Note shall be made on the basis of a year of 360 days and the actual number of days elapsed in the related Interest Accrual Period.

Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Notes shall be made in accordance with Section 5.07 hereof.

Section 2.04. Denominations. The Notes shall be issuable only as registered Notes in the denominations equal to the Authorized Denominations.

Section 2.05. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuing Entity by an Authorized Officer of the Owner Trustee, acting at the direction of the Certificateholders. The signature of such Authorized Officer of the Owner Trustee on the Notes may be manual or by facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Owner Trustee shall bind the Issuing Entity, notwithstanding that such individual has ceased to be an Authorized Officer of the Owner Trustee prior to the authentication and delivery of such Notes or was not an Authorized Officer of the Owner Trustee at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuing Entity may deliver Notes executed on behalf of the Issuing Entity to the Authenticating Agent for authentication, and the Authenticating Agent shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.02 hereof, executed by the Authenticating Agent by the manual signature of one of its Authorized Officers or employees, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.06. Registration, Registration of Transfer and Exchange. The Issuing Entity shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing Entity shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Indenture Trustee shall remain the Note Registrar throughout the term hereof. Upon any resignation of the Indenture Trustee, the Servicer, on behalf of the Issuing Entity, shall promptly appoint a successor or, in the absence of such appointment, the Servicer, on behalf of the Issuing Entity, shall assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02 hereof, the Owner Trustee on behalf of the Issuing Entity, acting at the direction of the Certificateholders, shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees; one or more new Notes of any authorized denominations and of a like aggregate initial Class Note Balance.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, and of a like aggregate Class Note Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in the form included in Exhibit A attached hereto, duly executed by the Holder thereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.07 or Section 9.06 hereof.

The Note Registrar shall not register the transfer of a Note unless the Note Registrar has received a representation letter from the transferee to the effect that either (i) the transferee is a Plan and is not, directly or indirectly, acquiring the Note or any interest therein on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with the assets of a Plan or (ii) the acquisition and holding of the Note by the transferee qualifies for exemptive relief under either a United States Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (or, if the transferee is a Governmental Plan, will not result in a violation of applicable law). Each Beneficial Owner of a Note which is a Book-Entry Note shall be deemed to make one of the foregoing representations.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. If (1) any mutilated Note is surrendered to the Note Registrar or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Note Registrar such security or indemnity as may be required by the Note Registrar to save each of the Issuing Entity, the Owner Trustee and the Note Registrar harmless, then, in the absence of notice to the Note Registrar that such Note has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuing Entity, acting at the direction of the Certificateholders, shall execute and upon its delivery of a Trust Request the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the note Registrar, shall be entitled to recover such new Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuing Entity, the Owner Trustee or the Note Registrar in connection therewith. If any such mutilated, destroyed, lost, or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Issuing Entity may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.07, the Note Registrar, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Issuing Entity, the Indenture Trustee or the Note Registrar) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Issuing Entity, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Payments of Principal and Interest. (a) Payments on Notes issued as Book-Entry Notes will be made by or on behalf of the Indenture Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Notes that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Class of Notes and such Payment Date by either (i) wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder has provided the Indenture Trustee with wiring instructions in writing by five (5) Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date or (ii) check mailed to such Person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal payable with respect to such Note, which shall be payable as provided in subsection (b) of this Section 2.08. A fee may be charged by the Indenture Trustee to a Holder of Definitive Notes for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Indenture Trustee for payment thereof, or if Section 5.07 applies, pursuant to Section 5.07.

Payments on Certificates will be made by or on behalf of the Indenture Trustee to or at the direction of the Person in whose name such Certificate is registered by either (i) wire transfer of immediately available funds to the account directed by a Certificateholder, if such Certificateholder (A) is Accredited Home Lenders, Inc. or its affiliate and (B) has provided the Indenture Trustee with wiring instructions in writing by five (5) Business Days prior to the related payment Date or has provided the Indenture Trustee with such instructions for any previous Payment Date or (ii) check mailed to such Person’s address as it appears in the Certificate Register on such Record Date. A fee may be charged by the Indenture Trustee to a Certificateholder for any payment made by wire transfer. The Indenture Trustee shall be entitled to rely on information provided by the Owner Trustee as Certificate Registrar as to all matters related to the Certificate Registrar and the Certificates.

(b) All reductions in the Class Note Balance of a Note (or one or more Predecessor Notes) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final installment of principal of each Note shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the designated office of the Indenture Trustee located within the United States of America pursuant to Section 3.02.

Whenever the Indenture Trustee expects that the entire unpaid Class Note Balance of any Note will become due and payable on the next Payment Date, other than pursuant to a redemption pursuant to Article X hereof, it shall, no later than two (2) Business Days prior to such Payment Date, mail to each Person in whose name a Note to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

(i) the Indenture Trustee expects that funds sufficient to pay such final installment will be available in the Payment Account on such Payment Date; and

(ii) if such funds are available, (a) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Note at the office or agency of the Note Registrar maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice) and (b) no interest shall accrue on such Note after such Payment Date.

Notices in connection with redemptions of Notes shall be mailed to Noteholders in accordance with Section 10.02 hereof.

(c) Subject to the foregoing provisions of this Section 2.08, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest that were carried by such other Note. Any checks mailed pursuant to paragraph (a) of this Section 2.08 and returned undelivered shall be held in accordance with Section 3.03 hereof.

(d) The Indenture Trustee’s Remittance Report, shall be prepared by the Indenture Trustee based on the loan level data provided in the Servicer Remittance Report delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. The Indenture Trustee shall not have any responsibility to recalculate, verify or recompute information contained in any tape, electronic data file or disk or Servicer Remittance Report delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement except to the extent necessary to satisfy all obligations under this Section 2.08(d).

Within thirty (30) days after the end of each calendar year, the Indenture Trustee will be required to furnish to each Person who at any time during the calendar year was a Noteholder, if requested in writing by such person, a statement containing the information set forth in subclauses (a), (b) and (c) in the definition of “Indenture Trustee’s Remittance Report,” aggregated for such calendar year. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

From time to time (but no more than once per calendar month), upon the written request of the Depositor, the Sponsor, the Servicer, the Indenture Trustee shall report to the Depositor, the Sponsor and the Servicer the amount then held in each Account (including with respect to the Collection Account, investment earnings accrued) held by the Indenture Trustee and the identity of the investments included therein.

Section 2.09. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, any agent on behalf of the Issuing Entity including but not limited to the

Indenture Trustee, may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Note and (b) on any other date for all other purposes whatsoever, and none of the Issuing Entity, the Indenture Trustee or any other agent of the Issuing Entity, shall be affected by notice to the contrary.

Section 2.10. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly canceled by it. The Owner Trustee, on behalf of the Issuing Entity, shall deliver to the Note Registrar for cancellation any Note previously authenticated and delivered hereunder which the Owner Trustee, on behalf of the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Note Registrar shall be held by the Note Registrar in accordance with its standard retention policy, unless the Owner Trustee, on behalf of the Issuing Entity shall direct within 5 Business Days of receipt of the cancelled Note by a Trust Order that they be destroyed or returned to it.

Section 2.11. Authentication and Delivery of Notes. The Notes shall be executed by an Authorized Officer of the Owner Trustee, on behalf of the Issuing Entity; and delivered to the Authenticating Agent for authentication, and thereupon the same shall be authenticated and delivered by the Authenticating Agent, upon a Trust Request and upon receipt by the Authenticating Agent of all of the following:

(a) A Trust Order authorizing the execution, authentication and delivery of the Notes and specifying the Class Note Balance and the Percentage Interest of such Notes to be authenticated and delivered.

(b) If required, one or more Opinions of Counsel (which opinion shall not be at the expense of the Indenture Trustee or the Issuing Entity) addressed to the Authenticating Agent or upon which the Authenticating Agent is expressly permitted to rely, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Authenticating Agent.

In rendering the opinions set forth above, such counsel may rely upon Officer’s Certificates of the Issuing Entity, the Owner Trustee, the Depositor, the Sponsor, the Servicer and the Indenture Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions set forth above, such counsel need express no opinion as to (a) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (b) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of tile United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of ERISA).

(c) An Officer’s Certificate of the Issuing Entity complying with the requirements of Section 11.01 and stating that:

(i) the Issuing Entity is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuing Entity’s Certificate of trust or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuing Entity is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuing Entity is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

(ii) the Issuing Entity is the owner of each Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released), and has the right to Grant each such Mortgage Loan to the Indenture Trustee;

(iii) the information set forth in the Mortgage Loan Schedule attached as Schedule 1 to this Indenture is correct;

(iv) the Issuing Entity has Granted to the Indenture Trustee all of its right, title and interest in each Mortgage Loan; and

(v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in Section 4068(a) of the ERISA, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuing Entity.

(d) An executed counterpart of the Sale and Servicing Agreement.

(e) An executed counterpart of each of the Hedge Agreements.

(f) An executed counterpart of the Trust Agreement.

(g) A copy of a letter from each of the Rating Agencies that it has assigned the ratings to each Class of the Notes as set forth in the Prospectus Supplement.

(h) Evidence of the establishment of the Accounts.

Section 2.12. Book-Entry Note. The Notes will be issued initially as one or more certificates in the name of Cede & Co., as nominee for the Clearing Agency maintaining book-entry records with respect to ownership and transfer of such Notes, and registration of the Notes may not be transferred by the Note Registrar except upon the termination of the book-entry system as described in Section 2.13. In such case, the Note Registrar shall deal with the Clearing Agency as representative of the Beneficial Owners of such Notes for purposes of exercising the rights of Noteholders hereunder. Each payment of principal of and interest on a Book-Entry Note shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Notes that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Notes. None of the Indenture Trustee, the Note Registrar, if any, or the Issuing Entity shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

Section 2.13. Termination of Book Entry System. (a) The book-entry system through the Clearing Agency with respect to the Book-Entry Notes may be terminated upon the happening of any of the following:

(i) The Clearing Agency advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and a qualified successor Clearing Agency satisfactory to the Servicer is not located, on behalf of the Issuing Entity; or

(ii) After the occurrence of an Event of Default (at which time the Indenture Trustee shall promptly notify the Clearing Agency of such Event of Default and instruct the Clearing Agency to forward such notice to the Beneficial Owners), the Beneficial Owners representing in the aggregate more than 50% of the Class Note Balance of the Book-Entry Notes advise the Indenture Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book-entry system through the Clearing Agency to the exclusion of any Definitive Notes being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Beneficial Owners.

(b) Upon the occurrence of any event described in subsection (a) of this Section 2.13, the Indenture Trustee shall instruct the Clearing Agency to notify all Beneficial Owners, of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners requesting the same, in an aggregate outstanding Class Note Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Notes shall be issued only upon surrender to the Indenture Trustee of the global Note by the Clearing Agency, accompanied by registration instructions for the Definitive Notes. Neither the Issuing Entity nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Notes, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Notes shall be applicable.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 3.01. Payment of Notes. The Issuing Entity will pay or cause to be duly and punctually paid the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture. The Notes shall be non-recourse obligations of the Issuing Entity and shall be limited in right of payment to amounts available from the Trust Estate as provided in this Indenture and the Issuing Entity shall not otherwise be liable for payments on the Notes. No person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

Section 3.02. Maintenance of Office or Agency. The Indenture Trustee will always maintain an office at a location in the United States of America where Notes may be surrendered for registration of transfer or exchange, which as of the Closing Date shall be located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. Notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be delivered at the Corporate Trust Office of the Indenture Trustee.

The Owner Trustee, at the direction of the Certificateholders, on behalf of the Issuing Entity may also from time to time, at the expense of the Certificateholders, designate one or more other offices or agencies within the United States of America where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, any designation of an office or agency for payment of Notes shall be subject to Section 3.03 hereof. The Owner Trustee, at the direction of the Certificateholders, on behalf of the Issuing Entity will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03. Money for Note Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Sections 5.07 or 8.01 hereof shall be made on behalf of the Issuing Entity by the Indenture Trustee, and no amounts so withdrawn from the Payment Account for payments on the Notes shall be paid over to the Issuing Entity under any circumstances except as provided in this Section 3.03 or in Sections 5.07 or 8.01 hereof.

With respect to Definitive Notes, if the Issuing Entity shall have a Note Registrar that is not also the Indenture Trustee, such Note Registrar shall furnish, no later than the fifth (5th) calendar day after each Record Date, a list, in such form as such Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes and of the number of Individual Notes held by each such Holder.

Whenever the Issuing Entity shall have a Paying Agent other than the Indenture Trustee, the Servicer, on behalf of the Issuing Entity, will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Trust Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII hereof.

Any Paying Agent, other than the Indenture Trustee, may be appointed by Trust Order and at the expense of the Issuing Entity. The Issuing Entity shall not appoint any Paying Agent (other than the Indenture Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (b) of the definition of the term “Permitted Investments”. The Servicer, on behalf of the Issuing Entity, will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Owner Trustee, on behalf of the Issuing Entity, an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Notes on each Payment Date among such Holders in the proportion specified in the applicable Indenture Trustee’s Remittance Report, in each case to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time the Paying Agent ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuing Entity (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Notes for which it is acting as Paying Agent;

(e) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any Default by the Issuing Entity (or any other obligor upon the Notes), upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

(f) comply with all requirements of the Code, and all regulations thereunder, with respect to withholding from any payments made by it on any Notes or pursuant to the Hedge Agreements of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Notes, the Servicer, on behalf of the Issuing Entity, has provided the calculations pertaining thereto to the Indenture Trustee and the Paying Agent.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Trust Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee in the same trusts as such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Note (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuing Entity; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuing Entity, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or an), Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence of Issuing Entity. (a) Subject to paragraphs (b) and (c) of this Section 3.04, the Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware or under the laws of any other state of the United States of America, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the other Basic Documents.

(b) Subject to Section 3.09(g) hereof, any entity into which the Issuing Entity may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Issuing Entity shall be a party, shall be the successor issuing entity under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuing Entity may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(g)).

(c) Upon any consolidation or merger of or other succession to the Issuing Entity in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) may exercise every right and power of, and shall have all of the obligations of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the issuing entity herein.

Section 3.05. Protection of Trust Estate. (a) The Issuing Entity will, from time to time, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

(i) Grant more effectively all or any portion of the Trust Estate as made by this Indenture;

(ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Mortgage Loans or the Sale and Servicing Agreement; or

(v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Hedge Providers and the Noteholders in the Mortgage Loans and the other property held as part of the Trust Estate against the claims of all Persons and parties.

(b) The Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the Closing Date (provided that the Indenture Trustee may allow for the release of the Indenture Trustee’s Mortgage File as provided in the Sale and Servicing Agreement and may also move its files to the State of California) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

Section 3.06. Opinions as to the Trust Estate. On or before March 15th in each calendar year, beginning in 2008, the Servicer, on behalf of the Issuing Entity, shall furnish to the Indenture Trustee an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 1st in the following calendar year.

Section 3.07. Performance of Obligations. (a) The Issuing Entity shall punctually perform and observe all of its obligations under this Indenture and the other Basic Documents.

(b) The Issuing Entity shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any of the Mortgage Files or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents or instruments contained in the Mortgage Files, except as expressly permitted in this Indenture, the other Basic Documents or such document included in the Mortgage File or other instrument or unless such action will not adversely affect the interests of the Noteholders.

(c) If the Servicer or the Owner Trustee, on behalf of the Issuing Entity, shall have actual knowledge of the occurrence of a Servicer Event of Default, the Servicer or the Owner Trustee, as applicable, shall promptly notify the Indenture Trustee, the Hedge Providers and the Rating Agencies thereof, and, in the case of the Servicer, shall specify in such notice the action, if any, the Servicer is taking with respect to such default.

(d) Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Indenture Trustee shall promptly notify the Rating Agencies and the Hedge Providers. As soon as any successor Servicer is appointed, the Indenture Trustee shall notify the Rating Agencies, specifying in such notice the name and address of such successor Servicer.

Section 3.08. Investment Company Act. The Issuing Entity shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

Section 3.09. Negative Covenants. The Issuing Entity shall not:

(a) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate, except as expressly permitted by this Indenture and the other Basic Documents;

(b) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(c) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of the Notes pursuant to this Indenture, or amend the Trust Agreement, as in effect on the Closing Date, other than in accordance with Section 12.01 of the Trust Agreement;

(d) incur, issue, assume or otherwise become liable for any indebtedness other than the Notes;

(e) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuing Entity in connection with the issuance of the Notes pursuant to this Indenture;

(f) subject to Article X of the Trust Agreement, dissolve or liquidate in whole or in part (until the Notes are paid in full);

(g) (i) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any pall thereof or any interest therein or the proceeds thereof; or (iii) permit the lien of this Indenture not to constitute a valid perfected first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate; or

(h) take any other action that should reasonably be expected to, or fail to take any action if such failure should reasonably be expected to, cause the Issuing Entity to be subject to federal income tax.

Section 3.10. Annual Statement as to Compliance. On or before March 15, 2008, and each March 15 thereafter, the Servicer, on behalf of the Issuing Entity, shall deliver to the Indenture Trustee and the Sponsor a written statement, signed by an Authorized Officer of the Servicer, on behalf of the Issuing Entity, stating that:

(i) a review of the fulfillment by the Issuing Entity during such year of its obligations under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such Authorized Officer and the nature and status thereof.

Section 3.11. Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Swap Provider, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the other Basic Documents and the Issuing Entity will not, directly or indirectly, make or cause to be made payments to or distributions from the Payment Account except in accordance with this Indenture.

Section 3.12. Treatment of Notes as Debt for Tax Purposes. For purposes of federal, state and local income, franchise and any other income taxes, the Issuing Entity will treat the Notes, other than the Notes held by the Depositor, as indebtedness, and hereby instructs the Indenture Trustee, Paying Agent and the Servicer, on behalf of the Issuing Entity to treat the Notes, other than the Notes held by the Depositor, as indebtedness for all applicable tax reporting purposes.

Section 3.13. Notice of Events of Default. The Servicer, on behalf of the Issuing Entity, shall give the Indenture Trustee, the Rating Agencies, the Hedge Providers and the Sponsor prompt written notice of each Event of Default hereunder of which it has knowledge, each default on the part of the Servicer of its obligations under the Sale and Servicing Agreement and each default on the part of the Sponsor of its obligations under the Sale and Servicing Agreement.

Section 3.14. Further Instruments and Acts. Upon written request of the Indenture Trustee, the Owner Trustee, on behalf of the Issuing Entity, will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.15. Representation and Warranties of the Issuing Entity.

(a) The Issuing Entity represents and warrants to the Indenture Trustee, the Hedge Providers, the Depositor, the Sponsor and the Servicer that the Issuing Entity is duly authorized under applicable law and the Trust Agreement to create and issue the Notes, to execute and deliver this Indenture, the Hedge Agreements, the Sale and Servicing Agreement, the other documents referred to herein to which it is a party and all instruments included in the Collateral which it has executed and delivered, and that all Issuing Entity action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Notes, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuing Entity enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

(b) The Issuing Entity represents and warrants that, immediately prior to its Grant of the Collateral provided for herein, it had good title to, and was the sole owner of, the Mortgage Loans, free and clear of any pledge, lien, encumbrance or security interest.

(c) The Issuing Entity represents and warrants that the Indenture Trustee has a valid and enforceable first priority security interest in the Mortgage Loans, subject only to exceptions permitted hereby.

(d) The Issuing Entity represents and warrants it is not required to be registered as an “investment company” under the 1940 Act.

(e) This Indenture shall constitute a security agreement under applicable law and shall be deemed to create a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Mortgage Loans that includes a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

(g) The Issuing Entity owns and has good and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person.

(h) The Issuing Entity has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under applicable law in order to perfect the security interest in the Mortgage Loans granted to the Indenture Trustee hereunder. The Issuing Entity has in its possession all original copies of the mortgage notes that constitute or evidence the Mortgage Loans. The mortgage notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuing Entity in favor of the Indenture Trustee (or any subsequent assignee, without limitation) in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in, any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(i) The mortgage notes evidencing the Mortgage Loans constitute instruments, and the derivative evidenced by the Hedge Agreements constitutes general intangibles, within the meaning of the applicable UCC.

(j) The Issuing Entity shall, to the extent consistent with this Indenture, take such additional reasonable actions as may be necessary to ensure that, if this Indenture were deemed to create a security interest in the Mortgage Loans and the other assets of the Collateral, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the life of this Indenture.

The foregoing representations and warranties may not be waived and shall survive the issuance of the Notes.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. Whenever the following conditions shall have been satisfied:

(a) either;

(i) all Notes theretofore authenticated and delivered (other than (x) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 hereof, and (y) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuing Entity, as provided in Section 3.03 hereof) have been delivered to the Note Registrar for cancellation; or

(ii) all Notes not theretofore delivered to the Note Registrar for cancellation, (a) have become due and payable, or (b) will become due and payable at the Final Stated Maturity Date within one (1) year, or (c) are to be called for redemption pursuant to Section 10.01 hereof within one (1) year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Sponsor, and the Sponsor, in the case of clause ii(c), or Servicer, in the case of clauses (ii)(a) or (ii)(b) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire unpaid Class Note Balance of such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Final Stated Maturity Date or to the applicable Redemption Date, as the case may be, and in the case of Notes that were not paid at the Final Stated Maturity Date of their entire unpaid Class Note Balance, for all overdue principal and all interest payable on such Notes to the next succeeding Payment Date therefor;

(b) the Servicer, on behalf of the Issuing Entity, has paid or caused to be paid all other sums payable hereunder by the Issuing Entity; and

(c) the Servicer, on behalf of the Issuing Entity, has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel and, if the Servicer determines that TIA Section 314(c)(3) requires it, a certificate from a firm of certified public accountants, satisfactory in form and substance to the Indenture Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with, then, upon a Trust Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuing Entity, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuing Entity or upon Trust Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in paragraphs (a) and (b) above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Indenture Trustee and any Paying Agent to the Issuing Entity and the Holders of Notes under Section 3.03 hereof, the obligations of the Indenture Trustee to the Holders of Notes under Section 4.02 hereof and the provisions of Section 2.07 hereof with respect to lost, stolen, destroyed or mutilated Notes, registration of transfers of Notes and rights to receive payments of principal of and interest on the Notes shall survive.

Section 4.02. Application of Trust Money. All money deposited with the Indenture Trustee pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Event of Default. “Event of Default”, wherever used herein, means, with respect to Notes issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) if the Issuing Entity shall fail to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the holders of the Notes, (x) on any Payment Date, any Interest Payment Amount due and payable on such Payment Date and such failure continues for three Business Days or (y) on the applicable Final Stated Maturity Date for each class of Notes, any remaining Available Funds Cap Carry Forward Amount and any remaining Deferred Interest for such Class, as applicable;

(b) if the Issuing Entity shall fail to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the holders of the Notes, (x) on any Payment Date (other than the Final Stated Maturity Date), an amount equal to the related Principal Distribution Amount due on the Notes on such Payment Date, to the extent that, after application in the order specified in Section 8.01 hereof, sufficient funds are on deposit in the Collection Account and such failure continues for three Business Days or (y) on the Final Stated Maturity Date for any Class of Notes, the aggregate Class Note Balance of the related Class of Notes;

(c) if the Issuing Entity shall breach or default in the due observance of any one or more of the covenants hereof and such breach or default continues unremedied for a period of 30 Business Days;

(d) if the Issuing Entity shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing, its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the Issuing Entity is generally not paying its debts as they come due, or the Issuing Entity shall make a general assignment for the benefit of creditors;

(e) if the Issuing Entity shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Issuing Entity in any, such proceeding, or the Issuing Entity shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

(f) if an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent (express or legally implied) of the Issuing Entity, a custodian, receiver, trustee or liquidator (or other similar official) of the Issuing Entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

(g) if a petition against the Issuing Entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Issuing Entity, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Issuing Entity or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case, the Indenture Trustee may, and at the direction of Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes, shall, declare all the Notes to be immediately due and payable by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by Noteholders), and upon any such declaration such Notes, in an amount equal to the entire unpaid Class Note Balance of such Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable.

At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice to the Issuing Entity, the Indenture Trustee and the Hedge Providers, may rescind and annul such declaration and its consequences if:

(a) the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of, and interest on, all Outstanding Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred;

(ii) any Swap Termination Payment other than a Defaulted Swap Termination Payment;

(iii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

(b) all Events of Default, other than the nonpayment of the principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14 hereof.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. Subject to the provisions of Section 3.01 hereof and the following sentence, if an Event of Default occurs and is continuing, the Indenture Trustee may, and shall at the written direction of the Holders of Notes representing at least 50% of the Class Note Balance of the Outstanding Notes, proceed to protect and enforce its rights and the rights of the Noteholders by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any Proceedings brought by the Indenture Trustee; on behalf of the Noteholders, or any Noteholder against the Issuing Entity shall be limited to the preservation, enforcement and foreclosure of the liens; assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuing Entity, other than the Trust Estate relative to the Notes in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Notes may be sought or obtained by the Indenture Trustee or any Noteholder against the Issuing Entity. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, or disbursements incurred of the Indenture Trustee, its agents and counsel from the Trust Estate.

Section 5.04. Remedies. If an Event of Default shall have occurred and be continuing and the Notes been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee (subject to Section 5.17 hereof, to the extent applicable) shall, for the benefit of the Noteholders, do one or more of the following:

(a) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity moneys adjudged due, subject in all cases to the provisions of Sections 3.01 and 5.03 hereof;

(b) in accordance with Section 5.17 hereof, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

(c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes hereunder; and

(e) refrain from selling the Trust Estate and apply all funds on deposit in each of the Accounts pursuant to Section 5.07 hereof.

Section 5.05. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuing Entity or any other obligor upon any of the Notes or the property of the Issuing Entity or of such other obligor or their creditors, the Indenture Trustee irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuing Entity for the payment of any overdue principal or interest shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

(a) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel), the Noteholders allowed in such Proceeding; and

(b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 5.06. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee, at the written direction of the Holders of Notes representing more than 50% of the Class

Note Balance of the Outstanding Notes shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to paragraph (i) of Section 5.07 hereof.

Section 5.07. Application of Money Collected. If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to each Class of Notes pursuant to this Article V or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for such Class of Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

(i) first, to the Indenture Trustee, any amounts payable and due to the Indenture Trustee under this Indenture including any amounts in respect of indemnification or reimbursement of costs and expenses including costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V (subject to Section 6.16 herein), in an amount not to exceed $125,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to Section 9.01 of the Trust Agreement and to the Owner Trustee, any amounts in respect of indemnification then due under Section 9.02 of the Trust Agreement to the extent not already paid pursuant to Section 9.02 of the Trust Agreement, in an amount not to exceed $50,000 in any calendar year;

(ii) second, any Swap Termination Payment payable to the Swap Provider, other than a Defaulted Swap Termination Payment;

(iii) third, any Accrued Note Interest pro rata to the Class A Notes;

(iv) fourth, to each class of Class A Notes as a payment of principal in reduction of their Class Note Balances, pro rata until their Class Note Balance has been reduced to zero;

(v) fifth, any Accrued Note Interest to the Class M Notes, sequentially, in ascending numerical order;

(vi) sixth, any remaining Class Note Balance to the Class M Notes, sequentially, in ascending numerical order;

(vii) seventh, concurrently, any Class A-1 Available Funds Cap Carry Forward Amount together with any Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such classes of notes pursuant to the definition of “Accrued Note Interest,” to the Class A-1 Notes, any Class A-2 Available Funds Cap Carry Forward Amount together with any Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such classes of notes pursuant to the definition of “Accrued Note Interest,” to the Class A-2 Notes, any Class A-3 Available Funds Cap Carry Forward Amount together with any Net

Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such classes of notes pursuant to the definition of “Accrued Note Interest,” to the Class A-3 Notes, any Class A-4 Available Funds Cap Carry Forward Amount together with any Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such classes of note pursuant to the definition of “Accrued Note Interest,” to the Class A-4 Notes pro rata by the respective Available Funds Cap Carry Forward Amounts due to such classes of Notes;

(viii) eighth, any Available Funds Cap Carry Forward Amount together with any Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such classes of notes pursuant to the definition of “Accrued Note Interest,” to the Class M Notes, sequentially, in ascending numerical order;

(ix) ninth, any Deferred Interest to the Class M Notes, sequentially, in ascending numerical order;

(x) tenth, any amounts due to the Indenture Trustee to the extent not paid pursuant to Section 5.07 hereof and any amounts due to the Owner Trustee under Article IX of the Trust Agreement or the other Basic Documents to the extent not already paid pursuant to Section 5.07(i) or Section 9.02 of the Trust Agreement;

(xi) eleventh, if applicable, for application to the purchase of a replacement interest rate swap agreement;

(xii) twelfth, any remainder to the Trust Certificates; and

(xiii) thirteenth, any Defaulted Swap Termination Payment.

Provided, however, that in the event that the “net interest margin” securities (if any) for which the trust certificates serve as collateral are not outstanding, then the priorities in clauses (xii) and (xiii) are reversed.

Section 5.08. Limitation on Suits. No Holder of a Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Holders of Notes representing not less than 25% of the Class Note Balance of the Outstanding Notes shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it in full against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such Proceeding;

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes; and

(f) in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 50% of the Class Note Balance of the Outstanding Notes, the Indenture Trustee shall take the action prescribed by the group representing a greater percentage of the Class Note Balance of the Outstanding Notes.

Section 5.09. Unconditional Rights of Noteholders to Receive Principal and Interest. Subject to the provisions in this Indenture (including Sections 3.01 and 5.03 hereof) limiting the right to recover amounts due on a Note to recovery from amounts in the portion of the Trust Estate relating to such Note, the Holder of any Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Note on the respective Payment Date for such installments of interest, to receive payment of each installment of principal of such Note when due (or, in the case of any Note called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.10. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined to be adverse to the Indenture Trustee or to such Noteholder, then and in every such case the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of a, right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.13. Control by Noteholders. The Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes on the applicable Record Date shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a) such written direction shall not be in conflict with any rule of law or with this Indenture;

(b) any direction to the Indenture Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Notes representing the percentage of the Class Note Balance of the Outstanding Notes specified in Section 5.17(b)(i) hereof, unless Section 5.17(b)(ii) hereof is applicable; and

(c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.01 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Noteholders not consenting.

Section 5.14. Waiver of Past Defaults. The Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes on the applicable Record Date may on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default:

(a) in the payment of principal or any installment of interest on any Note; and

(b) in respect of a covenant or provision hereof that under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.15. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Indenture Trustee to any suit instituted by any Noteholder, or Class of Noteholders, holding in the aggregate Notes representing more than 10% of the Class Note Balance of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of any Interest Payment Amount or Base Principal Distribution Amount on any Note on or after the related Payment Date or for the enforcement of the payment of principal of any Note on or after the Final Stated Maturity Date (or, in the case of any Note called for redemption, on or after the applicable Redemption Date).

Section 5.16. Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17. Sale of Trust Estate. (a) The power to effect any sale (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may, from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

(b) To the extent permitted by law, the Indenture Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless:

(i) the Holders of Notes representing more than 50% of the Class Note Balance of the Notes of the Class or Classes then Outstanding consents to or directs the Indenture Trustee in writing to make such Sale; or

(ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the Holders of the Notes, in full payment thereof in accordance with Section 5.07 hereof, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.17(b).

(c) Unless the Holders of all Outstanding Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (b)(ii) of this Section 5.17 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee (i) on behalf of the Noteholders, shall prevent such Sale and bid an amount (which shall include the Indenture Trustee’s right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Noteholders.

(d) In connection with a Sale of all or any portion of the Trust Estate:

(i) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (a) the amount that would be payable to the Holders of the Notes as a result of such Sale in accordance with Section 5.07 hereof on the Payment Date next succeeding the date of such Sale and (b) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 5.18. Action on Notes. The Indenture Trustee’s right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders of Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.07 hereof.

Section 5.19. No Recourse. The Trust Estate Granted to the Indenture Trustee as security for the Notes serves as security only for the Notes and the Hedge Providers. The Noteholders shall have no recourse against the Owner Trustee, the Indenture Trustee, the Note Registrar, the Authenticating Agent, the Depositor, the Sponsor, the Servicer or any of their respective Affiliates, or to the assets of any of the foregoing entities.

Section 5.20. Application of the Trust Indenture Act. Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee need perform only those duties that are expressly set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may request and conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions, resolutions, statements, reports, instruments or other documents furnished to the Indenture Trustee and conforming, on their faces, to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) The duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, opinions or other documents (including, but not limited to, any reports or statements furnished by the Servicer) reasonably believed by the Indenture Trustee to be genuine and to have been furnished by the proper party to the Indenture Trustee and which on their face, do not contradict the requirements of this Indenture;

(ii) this paragraph (c) does not limit the effect of paragraph (a) of this Section 6.01;

(iii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iv) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Noteholders (including directions pursuant to Sections 5.13 or 5.17 hereof) or exercising any trust or power or remedy conferred upon the Indenture Trustee under this Indenture; and

(v) The Indenture Trustee shall not be charged with knowledge of any failure by the Servicer to comply with any of its obligations under the Sale and Servicing Agreement or any breach of representations or warranties under the Sale and Servicing Agreement unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or breach or the Indenture Trustee receives written notice of such failure or breach from the Servicer.

(d) Except with respect to duties of the Indenture Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Sections 5.01(c), 5.01(d), 5.01(e), 5.01(f), 5.01(g) or 5.01(h) hereof or any Default described in Sections 5.01(c) hereof or of any event described in Section 3.05 hereof unless a Responsible Officer assigned to and working in the Indenture Trustee’s corporate trust department and having direct responsibility for this Indenture has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuing Entity, the Trust Estate or this Indenture.

(e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under this Indenture or the other Basic Documents.

(f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(g) Notwithstanding any extinguishment of all right, title and interest of the Issuing Entity in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the maturity of the Notes, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof), the Noteholders and the rights of Noteholders shall continue to be governed by the terms of this Indenture.

(h) The Indenture Trustee shall at all times retain possession of the Indenture Trustee’s Mortgage Files in the State of Illinois or the State of California, except for those Indenture Trustee’s Mortgage Files or portions thereof released to the Servicer pursuant to this Indenture or the Sale and Servicing Agreement.

(i) Subject to the other provisions of this Indenture and without limiting the generality of this Section 6.01, the Indenture Trustee shall have no duty (a) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to any insurance, (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate from funds available in the Payment Account or (d) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 6.02. Notice of Default. Immediately after the occurrence of any Default known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall transmit by mail to the Sponsor notice of each such Default and, within ninety (90) days after the occurrence of any Default known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such Default, unless such Default shall have been cured or waived; provided, however, that in no event shall the Indenture Trustee provide notice, or fail to provide notice of a Default of which a Responsible Officer of the Indenture Trustee has actual knowledge in a manner contrary to the requirements of the Trust Indenture Act. Concurrently with the mailing of any such notice to the Holders of the Notes, the Indenture Trustee shall transmit by mail a copy of such notice to the Rating Agencies and the Hedge Providers.

Section 6.03. Rights of Indenture Trustee. (a) Except as otherwise provided in Section 6.01 hereof, the Indenture Trustee may rely on, and be protected in acting or refraining to act upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(f) The Indenture Trustee shall not be bound to make any investigation into the facts of the matters stated in any resolution, certificate, statement, instrument, opinion, report notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Noteholders and provided further that payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in tile making of such investigation is, in the opinion of the Indenture Trustee, reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or such other security or indemnity as the Indenture Trustee may reasonably require as a condition to taking any such action.

(g) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for anything other than its negligence or willful misconduct in the performance of such act.

Section 6.04. Not Responsible for Recitals, Issuance of Notes or Mortgage Loans. The recitals contained herein and in the Notes, except, with respect to the Indenture Trustee, the certificates of authentication on the Notes, shall be taken as the statements of the Issuing Entity, and the Owner Trustee, the Indenture Trustee and the Authenticating Agent assume no responsibility for their correctness. The Owner Trustee and the Indenture Trustee make no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Notes. Neither the Indenture Trustee nor the Owner Trustee shall be accountable for the use or application by the Issuing Entity of the Notes or the proceeds thereof or any money paid to the Issuing Entity or upon a Trust Order pursuant to the provisions hereof.

The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the recordability, sufficiency, perfection and priority of any mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Noteholders under this Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance or primary mortgage insurance thereon; the validity of the assignment of any Mortgage Loan to the Indenture Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Sponsor, Issuing Entity or Servicer with any warranty or representation made under this Indenture, the Sale and Servicing Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Sponsor or the Servicer or any loss resulting therefrom;

the acts or omissions of any of the Sponsor, the Servicer or any Mortgagor; any action of the Servicer taken in the name of the Indenture Trustee; the failure of the Servicer to act or perform any duties acquired of it as agent of the Indenture Trustee hereunder; or any action by the Indenture Trustee taken at the instruction of the Servicer. The Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

Section 6.05. May Hold Notes. The Indenture Trustee, any Agent, or any other agent of the Issuing Entity, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.07, 6.09 and 6.12 hereof, may otherwise deal with the Issuing Entity or any Affiliate of the Issuing Entity with the same rights it would have if it were not Indenture Trustee, Agent or such other agent.

Section 6.06. Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuing Entity and except to the extent of income or other gain on investments that are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments, which are obligations of others.

Section 6.07. Eligibility, Disqualification. Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have an indenture trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.08 hereof. The Indenture Trustee shall be subject to TIA Section 310(b).

Section 6.08. Indenture Trustee’s Capital and Surplus. The Indenture Trustee shall at all times (a)(i) have a combined capital and surplus of at least $550,000,000, or (ii) be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $100,000,000 and (b) be rated (or have long- term debt rated) “BBB” or better by S&P and “Baa2” by Moody’s; provided, however, that the Indenture Trustee’s separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2). If the Indenture Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.08 shall be as set forth in the latest such report. The Indenture Trustee shall at all times be a corporation or association organized or doing business under the laws of a state or of the United States; authorized to exercise corporate powers and subject to supervision or examination by federal or state authority. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 and TIA Section 310(a)(2), it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.10 hereof.

(b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuing Entity and each Rating Agency. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed at any time by Act of the Holders representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice delivered to the Indenture Trustee and to the Issuing Entity.

(d) If at any time:

(i) the Indenture Trustee shall have a conflicting interest prohibited by Section 6.07 hereof and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.07 hereof after written request therefor by the Issuing Entity or by any Noteholder; or

(ii) the Indenture Trustee shall cease to be eligible under Section 6.08 hereof or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Owner Trustee, on behalf of the Issuing Entity, by a Trust Order, may remove the Indenture Trustee, and the Owner Trustee, on behalf of the Issuing Entity, by a Trust Order, shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Indenture Trustee to vest in such successor Indenture Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; provided, however, if the Owner Trustee, on behalf of the Issuing Entity, does not join in such appointment within thirty (30) days after the receipt by it of a request to do so, (either by reason of resignation or removal) or in case an Event of Default has occurred and is continuing, the Indenture Trustee may petition a court of competent jurisdiction to make such appointment, or (y) subject to Section 5.15 hereof, and, in the case of a conflicting interest as described in clause (i) above, unless the Indenture Trustee’s duty to resign has been stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Servicer, on behalf of the Issuing Entity, by a Trust Order, shall promptly, appoint a successor Indenture Trustee reasonably acceptable to the Sponsor.

(f) The Servicer, on behalf of the Issuing Entity, shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Notes and the Hedge Providers. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

Section 6.10. Acceptance of Appointment by Successor Indenture Trustee. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuing Entity and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, upon a Trust Request of the Owner Trustee, on behalf of the Issuing Entity, or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges and any fees, expenses or other amounts owing the Indenture trustee, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon a written request of any such successor Indenture Trustee, the Owner Trustee, on behalf of the Issuing Entity, shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article VI.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation or banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided, that such corporation or banking association shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

Section 6.12. Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and an Indenture Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 6.13. Co-Indenture Trustees and Separate Indenture Trustees. At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Indenture Trustee shall have power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 6.13. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuing Entity.

Should any written instrument from the Issuing Entity be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on written request, be executed, acknowledged and delivered by the Owner Trustee, on behalf of the Issuing Entity.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

(b) As required by TIA Section 310 (a)(3), the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Indenture Trustee at any time may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.13. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 6.13.

(d) The Indenture Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee appointed by the Indenture Trustee with due care. No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

(e) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

(f) Any co-trustee or separate trustee appointed hereunder shall be afforded the same rights, protections and immunities as the Indenture Trustee.

Section 6.14. Authenticating Agents. The Owner Trustee, acting at the direction of the Certificateholders, shall appoint an Authenticating Agent with power to act on the Issuing

Entity’s behalf, subject to the direction of the Certificateholders, in the authentication and delivery of the Notes designated for such authentication and, containing provisions therein for such authentication (unless the Owner Trustee, acting at the direction of the Certificateholders, has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Notes of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Notes) in connection with transfers and exchanges under Section 2.06 hereof, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by Section 2.06 hereof to authenticate and deliver Notes. For all purposes of this Indenture (other than in connection with the authentication and delivery of Notes pursuant to Sections 2.05 and 2.11 hereof in connection with their initial issuance), the authentication and delivery of Notes by the Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication and delivery of Notes “by the Indenture Trustee.” Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.07 hereof for the Indenture Trustee hereunder and has an office for presentation of Notes in the United States of America. The Indenture Trustee, shall initially be the Authenticating Agent and shall be the Note Registrar as provided in Section 2.06 hereof. The office from which the Indenture Trustee shall perform its duties as Note Registrar and Authenticating Agent shall be its Corporate Trust Office. Any Authenticating Agent appointed pursuant to the terms of this Section 6.14 or pursuant to the terms of any supplemental indenture shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Note Registrar or co-Note Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys’ fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the issuing entity or exercise of authority by such Authenticating Agent, Note Registrar or co-Note Registrar.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation or banking association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Issuing Entity. The Owner Trustee, acting at the direction of the Certificateholders, may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Indenture Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Owner Trustee, acting at the direction of the Certificateholders, shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Indenture Trustee, and shall mail notice of such appointment to all Holders of Notes.

The Indenture Trustee agrees, subject to Section 6.01(e) hereof to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Indenture Trustee shall be entitled to be reimbursed for such payments pursuant to Section 6.16 hereof. The provisions of Sections 2.09, 6.04 and 6.05 hereof shall be applicable to any Authenticating Agent.

Section 6.15. Review of Mortgage Files. (a) The Indenture Trustee shall (i) on or prior to the Closing Date execute and deliver the acknowledgement of receipt of the Mortgage Loans required by Section 2.06(b)(i) of the Sale and Servicing Agreement, (ii) on or prior to sixty (60) days following the Closing Date execute and deliver the Initial Certification required by Section 2.06(b)(ii) of the Sale and Servicing Agreement, and (iii) on or prior to one hundred eighty (180) days following the Closing Date execute and deliver the Final Certification required by Section 2.06(b)(iii) of the Sale and Servicing Agreement.

(b) In giving each of the acknowledgements, the Initial Certification and the Final Certification referred to in paragraphs (a) and (b) of this Section 6.15, the Indenture Trustee shall not be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereto are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File should include a flood insurance policy, any rider, addenda, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement, or (iii) to determine the validity, sufficiency, recordability, perfection, or priority of any document in the Mortgage File.

Section 6.16. Indenture Trustee Expenses Indemnification. The Indenture Trustee shall be entitled to (i) payment of or reimbursement for expenses and disbursements incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture or the Sale and Servicing Agreement (including, but not limited to, the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), and (ii) indemnification against losses, liability costs and expenses, including reasonable attorney’s fees, incurred, arising out of or in connection with this Indenture, the Notes, the Certificates, the Sale and Servicing Agreement or any other documents or agreements relating to the Issuing Entity or the Notes, other than any loss, liability, cost or expense incurred solely by reason of willful malfeasance, bad faith or negligence of the Indenture Trustee in the performance of its duties under the Basic Documents or by reason of its failure to perform its obligations hereunder. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by, first, the Trust Estate, in an amount not to exceed $125,000 in any calendar year as a first-priority expense pursuant to the second sentence of Section 8.01(b) hereof and Section 5.07 hereof; second, the Trust Estate on any Payment Date, to the extent that the Indenture Trustee’s claims for indemnification exceed $125,000 in any calendar year, pursuant to Sections 8.01 and 5.07 hereof, and third, the Servicer, to the extent that the Indenture Trustee’s claims for indemnification exceed $125,000 in any calendar year and there are no funds available at priority second above available for such purpose, and held harmless against any loss, liability costs or reasonable expense incurred in connection with this Indenture or the Notes, other than any loss, liability, cost or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Indenture Trustee of its duties hereunder or by reason of its failure to perform its obligations hereunder. The obligations of the Servicer and the Issuing Entity under this Section 6.16 shall survive termination of the Issuing Entity and payment of the Notes, and shall extend to any co-Indenture Trustee or separate-Indenture Trustee appointed pursuant to this Article VI.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable pursuant to this Indenture.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01. Note Registrar to Furnish Indenture Trustee Names and Addresses of Noteholders. (a) The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee (i) semiannually, not less than forty-five (45) days nor more than sixty (60) days after the Payment Date occurring closest to six (6) months after the Closing Date and each Payment Date occurring at six (6) month intervals thereafter, all information in the possession or control of the Note Registrar, in such form as the Indenture Trustee may reasonably require, as to names and addresses of the Noteholders, and (ii) at such other times, as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

(b) In addition to furnishing to the Indenture Trustee the Noteholder lists, if any, required under paragraph (a) of this Section 7.01, the Note Registrar shall also furnish all Noteholder lists, if any, required under Section 3.03 hereof at the times required by such Section 3.03.

Section 7.02. Preservation of Information: Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of the Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 hereof upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. To the extent that the Notes are Book Entry, upon the request of such Noteholders, the Indenture Trustee will obtain for such Noteholders at such Noteholders’ expense, the names and addresses of the Clearing Agency Participants needed to allow such Noteholders to communicate.

(c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.03. Reports by Indenture Trustee.

(a) Within sixty (60) days after December 31 of each year (the “reporting date”), commencing December 31, 2007, (i) the Indenture Trustee shall, if required by TIA Section 313(a), mail to all Noteholders described in TIA Section 313(c) a brief report dated as of such reporting date that complies with TIA Section 313(a); (ii) the Indenture Trustee shall, to the extent not set forth in the Indenture Trustee’s Remittance Report pursuant to Section 2.08(d) hereof, also mail to Holders of Notes described in TIA Section 313(c) with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Indenture Trustee shall also mail to Holders of Notes described in TIA Section 313(c) any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Class Note Balance of the then Outstanding Notes covered by the report.

A copy of each report at the time of its mailing to Noteholders will be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity will notify the Trustee if and when the Notes are listed on any stock exchange.

(b) If required under Regulation AB, the Indenture Trustee will:

(i) deliver to the Depositor and the Servicer, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria regarding cash and collection administration during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act, and such additional provisions of Item 1122 as may be agreed among the Depositor, the Servicer and the Indenture Trustee to comply with the provisions of Regulation AB;

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositor and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year. Such attestation report will be addressed to the board of directors of the Servicer and to the Depositor. Such attestation report will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The firm may render other services to the Indenture Trustee, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act; and

(iii) the reports referred to in this Section 7.03(b) will be delivered on or before March 15 of each year in which a Form 10-K is required to be filed, beginning March 15, 2008.

The Indenture Trustee will furnish to the Depositor and the Servicer, in writing, the necessary disclosure describing the legal proceedings required to be disclosed under Item 1117 of Regulation AB with respect to the Indenture Trustee, for inclusion in reports, so long as such reports are required to be filed, pursuant to the Exchange Act.

Section 7.04. Reports by Issuing Entity. The Issuing Entity shall cause the Servicer, on behalf of the Issuing Entity, (a) to deliver to the Indenture Trustee at least five days before the Issuing Entity is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuing Entity is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (b) to also comply with the other provisions of TIA Section 314(a).

A copy of each report required under this Section 7.04 shall, at the time of such transmission to Holders of Notes be filed by the Sponsor with the Commission and with each securities exchange upon which the Notes are listed. The Servicer, on behalf of the Issuing Entity, will notify the Indenture Trustee when the Notes are listed on any securities exchange.

ARTICLE VIII

ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

Section 8.01. Accounts; Investment; Collection of Moneys. (a) The Issuing Entity hereby directs the Indenture Trustee to establish, on or before the Closing Date, an Eligible Account that shall be the “Payment Account” for the Notes. The Indenture Trustee shall promptly deposit in the Payment Account:

(i) the Servicer Remittance Amount received by it from the Servicer on the Servicer Remittance Date pursuant to the Sale and Servicing Agreement;

(ii) any other funds from any deposits to be made by the Servicer pursuant to the Sale and Servicing Agreement;

(iii) any amount required to be deposited in the Payment Account pursuant to Section 8.01(c);

(iv) the Termination Price received by it from the Depositor on the Clean-up Call Date pursuant to Section 10.01;

(v) any amounts received from the Swap Provider under the Swap Agreement, including the Net Swap Payment, any amounts received from the Cap Provider under the Cap Agreement, including the Cap Payment and any Swap Termination Payment or Cap Termination Payment; and

(vi) all other amounts received for deposit in the Payment Account from the Servicer, and the payment of any Loan Repurchase Price or Substitution Adjustment for a Mortgage Loan received by the Indenture Trustee.

All amounts that are deposited from time to time in the Payment Account are subject to withdrawal by the Indenture Trustee for the purposes set forth in Section 8.01 hereof. All funds withdrawn from the Payment Account pursuant to this Section 8.01 for the purpose of making payments to the Holders of Notes shall be applied in accordance with this Section 8.01 and Section 3.03 hereof.

Any Net Swap Payment received from the Swap Provider is referred to herein as the “Swap Payment.”

(b) On each Payment Date, the Indenture Trustee shall make the payment to the Swap Provider set forth in clause (i)(x) below, but only to the extent that there are sufficient funds on deposit in the Payment Account to make such payment after making each of the payments described below to be made on such Payment Date that are senior to such payment. On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account such amounts on deposit therein relating to the Indenture Trustee Fee, the Indenture Trustee’s expenses and other amounts then due to it, including any payments with respect to reimbursement or indemnification due to the Indenture Trustee (subject to Section 6.16) and shall pay such amounts to itself. On each Payment Date, unless the Notes have been declared due and payable pursuant to Section 5.02 hereof and moneys collected by the Indenture Trustee are being applied in accordance with Section 5.07 hereof, the Interest Remittance Amount on deposit in the Payment Account on any Payment Date or Redemption Date shall be withdrawn from the Payment Account, in the amounts required (based on the Indenture Trustee’s Remittance Report prepared by the Indenture Trustee on or before such Payment Date in reliance on the related Servicer Remittance Report), for application on such Payment Date in respect of payments for the each Class of Notes as follows. Subject to the preceding, on each Payment Date, funds will be applied in the following order of priority:

(i) From Available Funds, to the Swap Provider the sum of (x) all Net Swap Payments and (y) any Swap Termination Payments other than a Defaulted Swap Termination Payment;

(ii) from the Distributable Interest Amount concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, their Accrued Note Interest allocated based on their entitlement to those amounts;

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, their Accrued Note Interest.

(c) The Principal Distribution Amount will be paid from the amount on deposit in the Payment Account (after making the payments set forth in paragraph (b) above) on each Payment Date as follows:

A. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Distribution Amount will be applied in the following order of priority:

(i) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, in that order, until their respective Class Note Balances have been reduced to zero, and

(ii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Adjusted Class Note Balances have been reduced to zero.

B. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount will be applied in the following order of priority:

(i) to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, in that order, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero,

(ii) to the Class M-1, M-2 and M-3 Notes, sequentially, in that order, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their respective Adjusted Class Note Balances have been reduced to zero,

(iii) to the Class M-4 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(iv) to the Class M-5 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(v) to the Class M-6 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(vi) to the Class M-7 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero,

(vii) to the Class M-8 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-8 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero, and

(viii) to the Class M-9 Notes, the lesser of the remaining Principal Distribution Amount and the Class M-9 Principal Distribution Amount, until their Adjusted Class Note Balance has been reduced to zero.

However, on any Payment Date on which the Overcollateralization Amount has been reduced to zero, and the aggregate outstanding Adjusted Class Note Balance of the Class M Notes has been reduced to zero, then any payments of principal to be made on the Class A Notes shall be made to such holders on a pro rata basis, rather than sequentially as described above.

Notwithstanding the foregoing, on any payment date on which the Class Note Balances of the Class A Notes have been reduced to zero, on such payment date principal distributions to the Class M Notes should be allocated in accordance with the priorities set forth above with respect to payments on or after the Step-Down Date.

(d) For any Payment Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) concurrently, any Available Funds Cap Carry Forward Amount to each class of Class A Notes, pro rata by the respective Available Funds Cap Carry Forward Amount due to such classes of Notes,

(ii) sequentially, to the Class M Notes in ascending numerical order, any Available Funds Cap Carry Forward Amount for such classes,

(iii) to the Class M Notes, sequentially and in ascending numerical order, any Principal Deficiency Amount allocated for each such class,

(iv) to the Class M Notes, sequentially in ascending numerical order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes,

(v) to pay to the indenture trustee and the owner trustee, any amounts due to them, in the case of the Indenture Trustee to the extent not previously paid or reimbursed under this Section 8.01 by reason of Section 6.16 hereof and in the case of the Owner Trustee to the extent not previously paid or reimbursed under this Section 8.01 pursuant to Article IX of the Trust Agreement,

(vi) if applicable, for application to the purchase of a replacement swap provider,

(vii) to the trust certificates, any remaining amounts, and

(viii) to pay any Defaulted Swap Termination Payment to the Swap Provider.

Provided, however, that in the event that the “net interest margin” securities (if any) for which the trust certificates serve as collateral are not outstanding, then the priorities in clauses (vi) and (vii) above are reversed.

(e) The aggregate, cumulative amount of principal payments made to the holders of any Class of Notes shall not exceed the Original Note Principal Balance of the related Class.

(f) [Reserved.]

(g) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in the Accounts, shall at the written direction of the Servicer be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Payment Date; provided, however, that the Indenture Trustee shall have no obligation to invest funds deposited into the Accounts later than 12:15 p.m. (Pacific Time) on the day of receipt. Absent written direction, all such amounts shall be held uninvested.

All income or other gains, if any, from investment of moneys deposited in the Collection Account and the Payment Account shall be for the benefit of the Servicer, and on or after each Payment Date, any such amounts may be released from such Accounts and paid to the Servicer, as part of its compensation hereunder. Any loss resulting from such investment of moneys deposited in the Collection Account or the Payment Account, respectively, shall be reimbursed immediately as incurred to the related Account by the Servicer. Subject to Section 6.01 hereof and the preceding sentence, neither the Indenture Trustee nor the Servicer shall in any way be held liable by reason of any insufficiency in the Accounts.

The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation or such other identifying documentation as may be available for such party.

(h) Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture.

If the Indenture Trustee shall not have received the Servicer Remittance Amount by close of business on any related Servicer Remittance Date, the Indenture Trustee shall, unless the Servicer shall have made provisions satisfactory to the Indenture Trustee for delivery to the Indenture Trustee of an amount equal to such Servicer Remittance Amount, deliver a notice to the Servicer of the Servicer’s failure to remit such Servicer Remittance Amount and that such failure, if not remedied by the close of business on the Business Day after the date upon which such notice is delivered to the Servicer, shall constitute a Servicer Event of Default under the

Sale and Servicing Agreement. If the Indenture Trustee shall subsequently receive any such Servicer Remittance Amount by the close of business on such Business Day (along with interest at the Prime Rate as set forth in the Wall Street Journal, accruing from the Servicer Remittance Date to the date such Servicer Remittance Amount was actually received, and payable to the Indenture Trustee) such Servicer Event of Default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Servicer, or its designee or assignee, any Servicer Remittance Amount received with respect to a Mortgage Loan after the related Servicer Remittance Date to the extent that the Servicer previously made payment or provision for payment with respect to such Servicer Remittance Amount in accordance with this Section 8.01, and any such Servicer Remittance Amount shall not be deemed part of the Trust Estate.

Except as otherwise expressly provided in this Indenture and the Sale and Servicing Agreement, if, following delivery by the Indenture Trustee of the notice described above, the Servicer shall fail to remit the Servicer Remittance Amount on any Servicer Remittance Date, the Indenture Trustee shall deliver a second notice to the Servicer and the Issuing Entity by the close of business on the Business Day immediately prior to the related Payment Date indicating that a Servicer Event of Default occurred and is continuing under the Sale and Servicing Agreement. Thereupon, the Indenture Trustee shall take such actions as are required of the Indenture Trustee under Article VII of the Sale and Servicing Agreement. In addition, if a default occurs in any other performance required under the Sale and Servicing Agreement, the Indenture Trustee may, and upon the request of the Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

(i) In the event that the Swap Provider or the Cap Provider elects to post collateral as provided in the related Hedge Agreement, the Indenture Trustee shall establish and maintain a non-interest bearing separate trust account which shall be an Eligible Account with respect to the related Hedge Agreement (each a “Hedge Collateral Account”) for the benefit of the Swap Provider or Cap Provider, as applicable, and the Noteholders, as their interests may appear, into which such collateral shall be deposited. The Indenture Trustee may or shall (as indicated) make withdrawals from the Hedge Collateral Account for the purposes of (i) entering into a substitute swap agreement or cap agreement, (ii) funding the amount of any payment due to be made by the Swap Provider or Cap Provider under the related Hedge Agreement, as applicable, following the failure by the Swap Provider or Cap Provider to make that payment or (iii) as required pursuant to the Swap Agreement, the Cap Agreement or this Indenture. The Indenture Trustee shall make withdrawals from the Hedge Collateral Account and transfer the collateral (i) as required of the Indenture Trustee pursuant to the related Hedge Agreement, as applicable, or (ii) if the circumstances which required the posting of collateral no longer exist; and the Indenture Trustee is permitted to liquidate any investments held in the Hedge Collateral Account for any such purpose. In the event that additional collateral is required to be posted by the Swap Provider or the Cap Provider under the related Hedge Agreement, the Indenture Trustee shall promptly make a demand on the Swap Provider or Cap Provider, as applicable, to post such additional collateral. To the extent cash makes up all or any portion of the collateral in the Hedge Collateral Account, such cash shall be invested in Permitted Investments as directed in writing by the Swap Provider or Cap Provider, as applicable. Absent timely instructions in writing, the Trustee shall hold such funds uninvested. In connection with the maintenance and administration of the Hedge Collateral Account, the Indenture Trustee may request and rely on written instructions from the Servicer, which the Servicer hereby agrees to provide, with respect to the maintenance and administration of such account. For the avoidance of doubt, the Indenture Trustee shall not have any right to apply any amounts or assets in any Hedge Collateral Account except in accordance with the enforcement and realization of its security interest pursuant to the related Hedge Agreement or otherwise in accordance with the related Hedge Agreement.

Section 8.02. Allocation of Realized Losses.

(a) All Realized Losses on the Mortgage Loans shall be allocated by the Indenture Trustee on each Payment Date as follows: first, pursuant to the provisions hereof set forth in Section 8.01(c), to amounts of Net Monthly Excess Cashflow; second, to prepayment penalties; and third, to the Overcollateralization Amount.

(b) Subsequent Recoveries will count as additional Liquidation Proceeds and be distributed on the related Payment Date pursuant to Section 8.01(c) hereof.

Section 8.03. [Reserved].

Section 8.04. General Provisions Regarding the Payment Account and Mortgage Loans. (a) The Payment Account shall relate solely to the Notes, Permitted Investments and other property securing the Notes and the obligations of the Hedge Agreements. Funds and other property in the Payment Account shall not be commingled with any other moneys or property of the Issuing Entity or any Affiliate thereof. Notwithstanding the foregoing, the Indenture Trustee may hold any funds or other property received or held by it as part of a Payment Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuing Entity or an Affiliate); provided, that such accounts are under the sole control of the Indenture Trustee and the Indenture Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Payment Account.

(b) If any amounts are needed for payment from the Payment Account and sufficient uninvested funds are not available therein to make such payment, the Indenture Trustee shall cause to be sold or otherwise converted to cash, to the extent available, a sufficient amount of the investments in the Payment Account.

(c) The Indenture Trustee shall, at all times while any Notes are Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Indenture Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Payment Account. The Indenture Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Payment Account, against delivery of the amount receivable in connection with any sale.

(d) The Servicer shall not direct the Indenture Trustee to invest any part of the Trust Estate in Permitted Investments that constitute uncertificated securities (as defined in Section 8-102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) unless it has delivered an Opinion of Counsel addressed to the Indenture Trustee and reasonably satisfactory in form and substance to the Indenture Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Estate.

(e) With respect to any portion of the Trust Estate invested in Permitted Investments, the Indenture Trustee acknowledges and agrees that:

(i) any Permitted Investment that is held in a deposit account shall be held solely in an Eligible Account; and each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Indenture Trustee; and, without limitation on the foregoing, the Indenture Trustee shall have sole signature authority with respect thereto;

(ii) any Permitted Investment that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) and/or (b) of the definition of “Delivery,” as applicable, and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Uniform Commercial Code) acting solely for the Indenture Trustee; and

(iii) any Permitted Investment that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Permitted Investment as described in such paragraph.

Section 8.05. Releases of Deleted Mortgage Loans. Upon notice or discovery by a Responsible Officer of the Indenture Trustee that any of the representations or warranties of the Sponsor set forth in Section 4.01 of the Sale and Servicing Agreement was materially incorrect or otherwise misleading with respect to any Mortgage Loan as of the time made, the Indenture Trustee shall direct the Sponsor to either cure, repurchase or substitute for such Mortgage Loan as provided in Section 4.02 of the Sale and Servicing Agreement. Upon any purchase of or substitution for a Deleted Mortgage Loan by the Sponsor in accordance with Section 2.06 or Section 4.02 of the Sale and Servicing Agreement, the Indenture Trustee shall deliver the Indenture Trustee’s Mortgage File relating to such Deleted Mortgage Loan to the Sponsor, and the Issuing Entity and the Indenture Trustee shall execute such instruments of transfer as are necessary to convey title to such Deleted Mortgage Loan to the Sponsor from the lien of this Indenture. Nothing in this Section 8.05 should be construed to obligate the Indenture Trustee to actively monitor the correctness or accuracy of the representations and warranties of the Sponsor.

Section 8.06. Reports by Indenture Trustee to Noteholders; Access to Certain Information. On each Payment Date, the Indenture Trustee, shall provide the written reports required by the first paragraph of Section 2.08(d) to Noteholders of record as of the related Record Date (including the Clearing Agency, if any). The Indenture Trustee will make available the Indenture Trustee’s Remittance Report (and, at its option, any additional files containing the same information in an alternative format) to any interested person via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Indenture Trustee’s investor relations desk at 800.735.7777. The Indenture Trustee shall have the right to alter the manner in which it provides its Indenture Trustee’s Remittance Reports to Noteholders upon notice to Noteholders in the manner in which such Indenture Trustee’s Remittance Reports are then being provided.

The Indenture Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Noteholder or designees of the Issuing Entity, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Indenture Trustee’s Remittance Reports and other reports delivered since the Closing Date pursuant to Section 2.08(d) hereof, (c) any Officers’ Certificates delivered to the Indenture Trustee since the Closing Date as described in the Indenture and (d) any Accountants’ reports delivered to the Indenture Trustee since the Closing Date as required under the Sale and Servicing Agreement. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies and shall not be required to provide such copies without reasonable assurances that such sum will be paid.

Section 8.07. Release of Trust Estate. The Indenture Trustee shall, at such time as there are no Notes Outstanding and no amounts are owing to the Swap Provider, as confirmed to the Indenture Trustee in writing, release all of the Trust Estate to the Issuing Entity (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.02 hereof and amounts due to the Indenture Trustee hereunder).

Section 8.08. Amendment to Sale and Servicing Agreement. The Indenture Trustee may, without the consent of any Holder or the Hedge Providers, enter into or consent to any amendment or supplement to the Sale and Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Indenture Trustee, the Hedge Providers or the Holders of the Notes. The Indenture Trustee shall not enter into or consent to any such supplement or amendment unless the Indenture Trustee receives (i) an Opinion of Counsel that the position of the Holders would not be materially adversely affected or written confirmation of satisfaction of the Rating Agency Condition has been delivered to it and (ii) an Opinion of Counsel experienced in federal income tax matters that such amendment or supplement will not prevent the Notes from being characterized as debt for United States federal income tax purposes and will not cause the Issuing Entity to be subject to federal income tax. The Indenture Trustee may in its discretion decline to enter into any such supplement or amendment if its own rights, duties or immunities would be adversely affected. Prior to entering into any supplement or amendment an Opinion of Counsel shall be delivered to the Indenture Trustee (upon which it may conclusively rely) to the effect that such amendment or supplement is permitted and authorized by this Indenture and the Sale and Servicing Agreement.

Section 8.09. Delivery of the Mortgage Files Pursuant to Sale and Servicing Agreement. As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall deliver to the Servicer (if directed in writing by the Servicer) the Indenture Trustee’s Mortgage Files for such Mortgage Loan upon receipt by the Indenture Trustee on or prior to the date such release is to be made of:

(a) such Officer’s Certificates, if any, as are required by the Sale and Servicing Agreement; and

(b) a Request for Release, executed by the Servicer, providing that the Servicer (if directed in writing by the Servicer) will hold or retain the Indenture Trustee’s Mortgage Files in trust for the benefit of the Indenture Trustee and the Holders of Notes.

Section 8.10. Servicer as Agent. In order to facilitate the servicing of the Mortgage Loans by the Servicer of such Mortgage Loans, the Servicer of the Mortgage Loans has been appointed by the Issuing Entity to retain, in accordance with the provisions of the Sale and Servicing Agreement and this Indenture, all Servicer Remittance Amounts on such Mortgage Loans prior to their deposit into the Payment Account on or prior to the related Servicer Remittance Date.

Section 8.11. Termination of Servicer. In the event of the occurrence of a Servicer Event of Default specified in Section 7.01 of the Sale and Servicing Agreement, the Indenture Trustee may, and, upon the request of the Holders of Notes representing more than 50% of the Class Note Balance of the Outstanding Notes, shall (or as otherwise provided in the Sale and Servicing Agreement), terminate the Servicer as provided in Section 7.01 of the Sale and Servicing Agreement. If the Indenture Trustee terminates the Servicer, the Indenture Trustee as successor servicer shall, pursuant to Section 7.02 of the Sale and Servicing Agreement, assume the duties of the Servicer or the Indenture Trustee shall appoint a successor servicer acceptable to the Rating Agencies and meeting the requirements set forth in the Sale and Servicing Agreement and shall provide notice to the Hedge Providers of such appointment.

Section 8.12. Opinion of Counsel. The Indenture Trustee shall be entitled to receive at least five (5) Business Days’ notice of any action to be taken pursuant to Sections 8.08 and 8.09 hereof (other than in connection with releases of Mortgage Loans that were subject to a prepayment in full), accompanied by copies of any instruments involved, and the Indenture Trustee shall be entitled to receive an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 8.13. Appointment of Collateral Agents. The Indenture Trustee may, at no additional cost to the Issuing Entity or to the Indenture Trustee, appoint one or more Collateral Agents to hold all or a portion of the Indenture Trustee Mortgage Files, as Agent for the Indenture Trustee. Such Collateral Agent shall meet the requirements of Article IX of the Sale and Servicing Agreement. Matters concerning the Collateral Agents shall be governed by said Article IX.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes or the Hedge Providers, the Issuing Entity and the Indenture Trustee, at any time and from time to time, may enter into one or more indenture supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(b) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

(c) to evidence the succession of another Person to the Issuing Entity to the extent permitted herein, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(d) to add to the covenants of the Issuing Entity, for the benefit of the Holders of all Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

(e) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; or

(f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided that such action shall not adversely affect in any material respect the interests of the Holders of the Notes or the Certificateholders or the Hedge Providers (unless the consent of the affected Hedge Provider is obtained) and will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to federal income tax; provided, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Holders of the Notes and will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to federal income tax if the Person requesting the amendment obtains either (i) an Opinion of Counsel delivered to, but not at the expense of, the Indenture Trustee, to such effect or (ii) written confirmation of the satisfaction of the Rating Agency Condition.

The Issuing Entity shall cause the Hedge Providers to be notified of any proposed material amendment of, or supplement to, this Agreement at least ten (10) Business Days prior thereto and, if any Hedge Provider does not respond to such notice within ten (10) Business Days thereof, such Hedge Provider shall be deemed to have provided its prior written consent to such amendment and/or supplement.

Section 9.02. Supplemental Indentures with Consent of Noteholders. With the consent of Holders of Notes representing not less than a majority of the Class Note Balance of all Outstanding Notes of the Classes affected thereby by Act of said Holders delivered to the Issuing Entity and the Indenture Trustee and the consent of the Hedge Providers (if the related Hedge Agreement is still outstanding, unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that the related Hedge Agreement is not materially affected by such supplemental indenture), the Issuing Entity and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change any Payment Date or the Final Stated Maturity Date of the Notes or, with respect to the Notes, reduce the Class Note Balance thereof or the Interest Rate thereon, change the earliest date on which any Note may be redeemed at the option of the Sponsor, change payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Note on or after the Final Stated Maturity Date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Final Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the Class Note Balance of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

(c) modify any of the provisions of this Section 9.02 or Sections 5.13 or 5.17(b) hereof, except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(d) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(e) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture; or

(f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the Interest Payment Amount or Principal Distribution Amount for any Payment Date (including the calculation of any of the individual components of such amounts) or to affect rights of the Holders of the Notes to the benefits of any provisions for the redemption of Notes contained herein.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes and the Hedge Providers to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, (i) an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and such supplemental indenture does not adversely affect the interests of the Noteholders in any material respect; (ii) an Opinion of Counsel experienced in federal income tax matters stating that the execution of such supplemental indenture will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to federal income tax; or (iii) written confirmation of satisfaction of the Rating Agency Condition. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Servicer, on behalf of the Issuing Entity, shall cause executed copies of any supplemental indentures to be delivered to the Rating Agencies.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Owner Trustee, acting at the direction of the Certificateholders, shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Owner Trustee, acting at the direction of the Certificateholders, to any such supplemental indenture may be prepared by the Servicer and executed by the Owner Trustee, acting at the direction of the Certificateholders, on behalf of the Issuing Entity, and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.07. Amendments to Governing Documents. The Indenture Trustee shall, upon a Trust Request, consent to any proposed amendment to the Issuing Entity’s governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuing Entity’s governing documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon receipt by the Indenture Trustee of:

(a) an Officer’s Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

(b) written confirmation of the satisfaction of the Rating Agency Condition with respect to such proposed amendment.

Notwithstanding the foregoing, the Indenture Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 10.01. Redemption of Notes. (a) The Depositor may, at its sole cost and expense, terminate this Indenture and all the Notes then Outstanding may be redeemed in whole, but not in part, on any Redemption Date after the related Clean-Up Call Date at the related Termination Price.

(b) Any such purchase or redemption shall be accomplished by deposit by the Depositor into the Payment Account of the related Termination Price on the Servicer Remittance Date preceding the Redemption Date. The amounts on deposit therein shall be distributed by the Indenture Trustee on such Redemption Date in accordance with the priority set forth in Section 8.01 hereof.

(c) [Reserved].

(d) Upon the redemption of the Notes, the Mortgage Loans in the Trust Estate shall be released and delivered to the Depositor.

(e) Upon receipt of the written notice from the Depositor of its election to redeem the Notes pursuant to Section 10.01 (a) hereof (which shall state that the Depositor has determined that the conditions to redemption at the option of the Depositor have been satisfied and setting forth information as may be required to accomplish such redemption), the Indenture Trustee shall prepare and deliver to the Issuing Entity, the Sponsor and the Servicer, no later than the related Redemption Date, an Indenture Trustee’s Remittance Report.

Section 10.02. Form of Redemption Notice. Notice of redemption shall be given by the Indenture Trustee in the name of and at the expense of the Issuing Entity by first class mail, postage prepaid, mailed not less than ten days prior to the Redemption Date to each Holder of Notes to be redeemed and the Hedge Providers, such Holders being determined as of the Record Date for such Payment Date.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the price at which the Notes of the related Class or Classes will be redeemed; and

(c) the fact of payment in full on such Notes, the place where such Notes are to be surrendered for final payment (which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.02 hereof), and that no interest shall accrue on such Note for any period after the date fixed for redemption.

Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Section 10.03. Notes Payable on Optional Redemption. Notice of redemption having been given as provided in Section 10.02 hereof, the Notes to be redeemed shall, on the applicable Redemption Date, become due and payable and (unless the Issuing Entity shall default in such payment) no interest shall accrue on such Notes for any period after such Redemption Date; provided, however, that if such payment is not made on the Redemption Date, the Class Note Balance shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Compliance Certificates and Opinions. (a) Upon any application or request by any Person to the Indenture Trustee to take any action under any provision of this Indenture, such Person shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel, if requested by the Indenture Trustee, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include and shall be deemed to include (regardless of whether specifically stated therein) the following:

(i) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)(i) Other than with respect to the release of any Liquidated Mortgage Loans, Mortgage Loans that are purchased pursuant to Section 4.02 or Section 5.15 of the Sale and Servicing Agreement, or in connection with the Optional Redemption contemplated by Article X hereof, prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any Collateral or other property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee a certificate of a firm of independent public accountants as to the same matters, if the fair value to the Issuing Entity of the property to be so deposited and of all other such property (other than Liquidated Mortgage Loans, Mortgage Loans that are sold pursuant to Section 4.02 or Section 5.15 of the Sale and Servicing Agreement, or Mortgage Loans to be sold in connection with the Optional Redemption contemplated by Article X hereof) made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate outstanding Class Note Balances of the Notes, but such a certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the aggregate outstanding Class Note Balances of the Notes.

(iii) Other than with respect to the release of any Liquidated Mortgage Loans, Mortgage Loans that are purchased pursuant to Section 4.02 or Section 5.15 of the Sale and Servicing Agreement, or in connection with the Optional Redemption contemplated by Article X hereof, whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an a certificate of a firm of independent public accountants as to the same matters if the fair value of the property or securities and of all other property or securities (other than Liquidated Mortgage Loans, Mortgage Loans that are sold pursuant to Section 4.02 or Section 5.15 of the Sale and Servicing Agreement, or Mortgage Loans to be sold in connection with the Optional Redemption contemplated by Article X hereof) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate outstanding Class Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1 percent of the then aggregate outstanding Class Note Balances of the Notes.

Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Indenture, in connection with any application or certificate or report to the indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the reporting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(ii) hereof.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuing Entity, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuing Entity’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01 (d) hereof.

Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon; whether or not notation of such action is made upon such Notes.

Section 11.04. Notices, etc., to Indenture Trustee and Issuing Entity. Any request, demands authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed and received by the Indenture Trustee at its Corporate Trust Office; or

(b) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01 (c) and (d)) hereof if in writing and mailed, first-class postage prepaid, to the Issuing Entity addressed to it at Accredited Mortgage Loan Trust 2007-1, in care of U.S. Bank Trust National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity; or

(c) the Sponsor by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California, 92128, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Sponsor; or

(d) the Servicer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California 92128, Attention: Corporate Trust Administration or at any other address previously furnished in writing to the Indenture Trustee by the Servicer; or

(e) the Depositor by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California, 92128, Attention: Corporate Trust Administration or at any other address previously furnished in writing to the Indenture Trustee by the Depositor;

(f) the Underwriter by any party or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York, 10019, or at any other address previously furnished in writing to the Indenture Trustee by the Underwriter; or

(g) the Swap Provider or the Cap Provider by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Credit Suisse International, One Cabot Square, London E14 4QJ, England, Attention: Collateral Management Unit, or at any other address previously furnished in writing to the Indenture Trustee by the Hedge Provider.

Notices required to be given to the Rating Agencies by the Issuing Entity or the Indenture Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., RMBS Monitoring Department, 4th Floor, 99 Church Street, New York, New York 10004, and (ii) in the case of S&P, at the following address: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York, 10041, Attention: Asset-Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designed by written notice to the other parties.

Section 11.05. Notices and Reports to Noteholders; Waiver of Notices. Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whole such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.06. Rules by Indenture Trustee. The Indenture Trustee may (but is not obligated to) make reasonable rules for any meeting of Noteholders.

Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture by the Issuing Entity shall bind its successors and assigns, whether so expressed or not.

Section 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Hedge Providers as set forth under Section 11.20, any separate trustee or co-trustee appointed under Section 6.14 hereof and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12. Legal Holidays. In any case where the date of any Payment Date, Redemption Date or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or other date for the payment of principal of or interest on any Note and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

Section 11.13. Governing Law. IN VIEW OF THE FACT THAT NOTEHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.15. Recording of Indenture. This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Servicer, on behalf of the Issuing Entity, and at its expense in compliance with any Opinion of Counsel delivered pursuant to Sections 2.11 (c) or 3.06 hereof.

Section 11.16. Issuing Entity Obligation. (a) No recourse, may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee (except as expressly stated herein regarding performance of its own obligations) Owner Trustee in its individual capacity, (ii) any manner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

(b) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose for binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or any other related documents.

Section 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Beneficial Owner, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents. In addition, the Indenture Trustee will, if directed in writing by the Majority Noteholders and indemnity is provided as set forth herein, on behalf of the Holders of the Notes, (a) file a written objection to any motion or the Sponsor with the Depositor or other proceeding seeking the substantive consolidation of the Sponsor with the Issuing Entity, (b) file an appropriate memorandum of points and authorities or other brief in support of such objection, or (c) endeavor to establish at the hearing on such objection that the substantive consolidation of such entities would be materially prejudicial to the Noteholders.

This Section 11.17 will survive for one year and one day following the termination of this Indenture.

Section 11.18. Inspection. The Issuing Entity agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all of books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuing Entity hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.18 shall be borne by the Issuing Entity.

Section 11.19. Usury. The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuing Entity stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Holder of such Note, and the Issuing Entity, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuing Entity or the Indenture Trustee, refund the amount of such excess or, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Holders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

Section 11.20. Rights of Hedge Providers. The Hedge Providers shall be deemed third-party beneficiaries of this Indenture to the same extent as if they were parties hereto and each shall have the right to enforce its rights under this Indenture, which rights include but are not limited to the obligation of the Indenture Trustee to pay any Net Swap Payment required pursuant to Section 8.01(b)(i) or Swap Termination Payment required pursuant to Section 8.01(b)(i) or 5.07(ii) to the Swap Provider. For the protection and enforcement of the provisions of this Section, the Hedge Providers shall be entitled to such relief as can be given either at law or in equity, subject to the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

ACCREDITED MORTGAGE LOAN TRUST 2007-1

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

	By:	/s/ Patricia M.Child

	Name:	Patricia M.Child

	Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY
as Indenture Trustee

By:	/s/ Barbara Campbell

Name:	Barbara Campbell

Title:	Vice President

By:	/s/ Karlene Benvenuto

Name:	Karlene Benvenuto

Title:	Authorised Signer

[Signature page to Indenture]

APPENDIX I

DEFINED TERMS

“Accepted Servicing Practices”: The Servicer’s normal servicing practices, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service, for their own account, mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

“Account”: The Collection Account or the Payment Account.

“Accountant”: A Person engaged in the practice of accounting who (except when the Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuing Entity or an Affiliate of the Issuing Entity.

“Accrued Note Interest”: As to any Payment Date and each Class of Notes, the amount of interest accrued during the related Interest Accrual Period on the related Adjusted Class Note Balance immediately prior to such Payment Date at the related Interest Rate, provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

“Act”: With respect to any Noteholder, as defined in Section 11.03 of the Indenture.

“Adjusted Class Note Balance”: Means for any class of Notes and any Payment Date, the Class Note Balance of that class minus the sum of all Principal Deficiency Amounts allocated for such class, if any, prior to that Payment Date.

“Affiliate”: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent”: Any Note Registrar or Authenticating Agent.

“Appraised Value”: As to any Mortgaged Property, the appraised value of the Mortgaged Property based upon the appraisal made in connection with the origination of the Mortgage Loan and, in the case of a Mortgaged Property that was purchased with the proceeds of the Mortgage Loan or within twelve months preceding the origination of the Mortgage Loan, the sales price of the Mortgaged Property, if such sales price is less than such appraised value.

“Assignment of Mortgage”: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the conveyance of the Mortgage to the Indenture Trustee, for the benefit of the Noteholders.

“Authenticating Agent”: The Person, if any, appointed as Authenticating Agent by the Owner Trustee on behalf of the Issuing Entity, acting at the direction of the Certificateholders, pursuant to Section 6.14 of the Indenture, until any successor Authenticating Agent for the Notes is named, and thereafter “Authenticating Agent” shall mean such successor. The initial Authenticating Agent shall be the Indenture Trustee. Any Authenticating Agent other than the Indenture Trustee shall sign an instrument under which it agrees to be bound by all of the terms of this Indenture applicable to the Authenticating Agent.

“Authorized Denominations”: Each Class of Notes is issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Note of each Class is issuable in a denomination equal to any such multiple plus an additional amount such that the aggregate denomination of all Notes of such Class shall be equal to the Original Note Principal Balance of such Class, and further provided that the underwriter will only sell offered notes to initial investors in minimum total investment amounts of $100,000.

“Authorized Officer”: With respect to (i) the Indenture Trustee, any Responsible Officer, (ii) the Owner Trustee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any financial services officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by the above officers and (iii) any other Person, the chairman, chief operating officer, president or any vice president of such Person.

“Available Funds”: As for any Payment Date, the sum of the following amounts: (i) the Servicer Remittance Amount (except for prepayment penalties), (ii) the proceeds from repurchases of Mortgage Loans, (iii) any Net Swap Payment received from the Swap Provider, (iv) any Cap Payment received from the Cap Provider and (v) all proceeds received with respect to any optional termination pursuant to Section 10.01 of the Indenture.

“Available Funds Cap”: For any Payment Date and any class of notes, a per annum rate equal to, the quotient of (i) the product of (a) the aggregate Distributable Interest Amount for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Adjusted Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal received or advanced on the Mortgage Loans on such day).

“Available Funds Cap Carry Forward Amount”: As to any Payment Date and any Class of Notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such Class of Notes at such Notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such Class of Notes at a rate determined pursuant to clause (ii) of the applicable definition of Interest Rate, (ii) any Available Funds Cap Carry Forward Amount for such Class remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at such Notes’ applicable Interest Rate (without regard to the Available Funds Cap).

“AVM Mortgage Loan”: A Mortgage Loan which was originated using an automated valuation model to provide an estimate of value for a specific property in lieu of a standard appraisal in accordance with the Sponsor’s Underwriting Guidelines in effect at the time of origination.

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basic Documents”: The Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Contribution Agreement and Assignment, the Swap Agreement and the Cap Agreement.

“Basic Principal Distribution Amount”: As to any Payment Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

“Beneficial Owner”: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Clearing Agency for the Notes or on the books of a Person maintaining an account with such Clearing Agency (as either a Direct Participant or an Indirect Participant, in accordance with the rules of such Clearing Agency).

“Best Efforts”: Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, specifically the Issuing Entity or the Servicer or any other agent of the Issuing Entity, as the case may be, in its reasonable discretion. Such efforts do not require the Issuing Entity or the Servicer or any other agent of the Issuing Entity, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuing Entity or the Servicer or any other agent of the Issuing Entity, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in the Indenture and the Sale and Servicing Agreement.

“Book-Entry Notes”: Any Notes registered in the name of the Clearing Agency or its nominee, ownership of which is reflected on the books of the Clearing Agency or on the books of a person maintaining an account with such Clearing Agency (as either a Direct Participant or an Indirect Participant in accordance with the rules of such Clearing Agency).

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York, the State of Delaware, the State of California, or the state in which the Indenture Trustee’s office from which payments will be made to Noteholders, are authorized or obligated by law, regulation or executive order to be closed.

“Cap Agreement”: The 1992 ISDA Master Agreement together with the related schedule, confirmation and credit support annex, dated as of January 30, 2007, between the Issuing Entity and the Cap Provider.

“Cap Provider”: The counterparty to the Cap Agreement required to make payments to the Issuing Entity pursuant to the terms of the Cap Agreement, and any successor in interest or assign. Initially, the Cap Provider shall be Credit Suisse International.

“Cap Payment”: With respect to each Payment Date, the payment required to be made pursuant to the terms of the Cap Agreement to be received by the Issuing Entity, which payment shall not take into account any Cap Termination Payment.

“Cap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Cap Agreement, the payment to be made by the Cap Provider to the Issuing Entity pursuant to the terms of the Cap Agreement.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Certificates”: Each Trust Certificate issued pursuant to the Trust Agreement and which represents ownership in the Issuing Entity.

“Class A Notes”: The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“Class A Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the aggregate Class Note Balance of the Class A Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 64.70% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M Notes”: The Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes Class M-7 Notes, Class M-8 Notes and Class M-9 Notes.

“Class M-3 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes immediately prior to such Payment Date, (C) the Adjusted Class Note Balance of the Class M-2 Notes immediately prior to such Payment Date, and (D) the Adjusted Class Note Balance of the Class M-3 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 80.00% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-4 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), and (E) the Adjusted Class Note Balance of the Class M-4 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 82.70% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-5 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (E) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Payment Date), and (F) the Adjusted Class Note Balance of the Class M-5 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 85.40% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-6 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (E) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Payment Date), (F) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Payment Date), and (G) the Adjusted Class Note Balance of the Class M-6 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 88.00% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-7 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date) and (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (E) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Payment Date), (F) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Payment Date), (G) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Payment Date), and (H) the Adjusted Class Note Balance of the Class M-7 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 90.30% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-8 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (E) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Payment Date), (F) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Payment Date), (G) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Payment Date), (H) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Payment Date),and (I) the Adjusted Class Note Balance of the Class M-8 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 92.50% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans and any remaining Pre-Funding Amount on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-9 Principal Distribution Amount”: As to any Payment Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date), (B) the Adjusted Class Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (C) the Adjusted Class Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (D) the Adjusted Class Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Payment Date), (E) the Adjusted Class Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Payment Date), (F) the Adjusted Class Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Payment Date), (G) the Adjusted Class Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Payment Date), (H) the Adjusted Class Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Payment Date), (I) the Adjusted Class Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Payment Date), and (J) the Adjusted Class Note Balance of the Class M-9 Notes immediately prior to such Payment Date, over (y) the lesser of: (A) the product of (i) 94.50% and (ii) the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Class Note Balance”. As of any date of determination, the Original Note Principal Balance of any Class of Notes as listed below, minus the sum of all amounts applied in reduction of such amount on all prior Payment Dates.

Class	Original Note Principal Balance
A-1	$311,472,000
A-2	$57,693,000
A-3	$205,650,000
A-4	$67,513,000
M-1	$26,211,000
M-2	$19,754,000
M-3	$12,152,000
M-4	$10,255,000
M-5	$10,255,000
M-6	$9,876,000
M-7	$8,736,000
M-8	$8,356,000
M-9	$7,600,000

“Clean-Up Call Date”: Any Payment Date when the aggregate Class Note Balance of the Notes is equal to or less than 10% of the Original Note Principal Balance, in each case after giving effect to distributions on that Payment Date.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company of New York, the nominee for which is Cede & Co.

“Clearing Agency Participants”: The entities for whom the Clearing Agency will maintain book-entry records of ownership and transfer of Book-Entry Notes, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

“Closing Date”: January 30, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The Eligible Account established and maintained by the Servicer pursuant to Section 5.02(b) of the Sale and Servicing Agreement.

“Collection Period”: With respect to each Payment Date, the calendar month preceding the related Payment Date.

“Commission”: The United States Securities and Exchange Commission.

“Compensating Interest”: As defined in Section 6.05 of the Sale and Servicing Agreement.

“Contribution Agreement and Assignment”: The Contribution Agreement and Assignment, dated as of January 12, 2007, between the Sponsor and the Depositor.

“Corporate Trust Office”: With respect to (y) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of the Basic Documents is located at: Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attn: Trust Administration – AC0701, where it conducts its trust administration services; and (z) the Owner Trustee, the office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Basic Documents is located at U.S. Bank Trust National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Administration.

“Credit Enhancement Percentage”: For any class of notes on any Payment Date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the class or classes subordinate thereto (including any overcollateralization and taking into account distributions of the Principal Distribution Amount for such Payment Date) by (y) the Pool Balance as of the last day of the related Due Period.

“Curtailment”: With respect to a Mortgage Loan, any payment of principal received in advance of its Monthly Payment and which is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Cut-Off Date”: For any Mortgage Loan, the close of business on January 1, 2007.

“Cut-Off Date Principal Balance”: Means as to any Mortgage Loan, the unpaid Principal Balance of such Mortgage Loan as of the related Cut-Off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) and after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related Mortgagor.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or that results in a permanent forgiveness of principal.

“Default”: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Swap Termination Payment”: Any termination payment required to be made by the Issuing Entity to the Swap Provider pursuant to the Swap Agreement as a result of an “Event of Default” with respect to which the Swap Provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the Swap Agreement) with respect to which the Swap Provider is the sole “Affected Party” or a “Swap Disclosure Event” (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole “Affected Party.”

“Deferred Interest”: For any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior Payment Dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding initiated under the Bankruptcy Code.

“Definitive Notes”: Notes other than Book-Entry Notes.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Advance”: The aggregate of the advances required to be made by the Servicer on any Servicer Remittance Date pursuant to Section 5.18 of the Sale and Servicing Agreement, the amount of any such advances being equal to the sum of:

(i) with respect to each Mortgage Loan, other than an REO Mortgage Loan, that was Delinquent as of the close of business on the last day of the Due Period preceding the related Servicer Remittance Date, the aggregate amount of Monthly Payments (with interest thereon calculated at the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Relief Act, any Deficient Valuation and/or any Debt Service Reduction), net of the related Servicing Fee) due during the related Due Period; and

(ii) with respect to each REO Property which was acquired during or prior to the related Collection Period and as to which an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of (i) interest on the Principal Balance of the related REO Mortgage Loan at the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Relief Act, any Deficient Valuation and/or any Debt Service Reduction) for such REO Mortgage Loan net of the related Servicing Fee, for the most recently ended Due Period over (ii) the Net REO Proceeds transferred to the Payment Account for such Payment Date;

provided, however, that in each such case such advance has not been determined by the Servicer to be a Nonrecoverable Advance. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

“Delinquency Ratio”: With respect to any Due Period, the percentage equivalent of a fraction (a) the numerator of which equals the Aggregate Principal Balances of all Mortgage Loans that are sixty (60) or more days Delinquent (whether or not such Mortgage Loans are in bankruptcy), in foreclosure or converted to REO Property as of the close of business on the last day of such Due Period and (b) the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

“Delinquent”: A Mortgage Loan is “delinquent” if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

“Delivery”: When used with respect to Permitted Investments means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the Uniform Commercial Code and are susceptible of physical delivery (except with respect to Permitted Investments consisting of certificated securities (as defined in Section 8-102(a)(4) of the Uniform Commercial Code)), physical delivery to the Indenture Trustee or its custodian endorsed to the Indenture Trustee or its custodian or endorsed in blank;

(b) with respect to a certificated security (as defined in Section 8-102(a)(4) of the Uniform Commercial Code) (i) delivery of such certificated security, not containing any evidence of a right or interest inconsistent with the Indenture Trustee’s interest therein, endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the Uniform Commercial Code) and the making by such securities intermediary of appropriate entries in its records identifying such certificated securities as credited to the securities account (as defined in Section 8-501(a) of the Uniform Commercial Code) of the Indenture Trustee, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(5) of the Uniform Commercial Code) and the making by such clearing corporation of appropriate entries in its records crediting the securities account of a securities intermediary by the amount of such certificated security and the making by such securities intermediary of appropriate entries in its records identifying such certificated securities as credited to the securities account of the Indenture Trustee (all Permitted Investments described in subsections (a) and (b), and “Physical Property”); and, in any event, any such Physical Property in registered form shall be registered in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Permitted Investments to the Indenture Trustee or its nominee or custodian, consistent with then applicable law or regulations or the interpretation thereof; and

(c) with respect to any security issued by the U.S. Treasury, Fannie Mae or Freddie Mac that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the Uniform Commercial Code: the making by a Federal Reserve Bank of an appropriate entry crediting such Permitted Investment to an account of a securities intermediary that is also a “participant” pursuant to applicable federal regulations; the making by such securities intermediary of appropriate entries in its records crediting such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations and Articles 8 and 9 of the Uniform Commercial Code to the securities account of the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Permitted Investments to the Indenture Trustee or its nominee or custodian, consistent with then applicable law or regulations or the interpretation thereof.

“Depositor”: Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust.

“Distributable Interest Amount”: As to any Payment Date, the Interest Remittance Amount derived from the Mortgage Loans plus any Swap Payment or Cap Payment received by the Issuing Entity from the Hedge Providers and less any Swap Payment paid by the Issuing Entity to the Swap Provider, in each case with respect to such Payment Date.

“Direct Participant”: Any broker-dealer, bank or other financial institution for which the Clearing Agency holds Notes from time to time as a securities depositary.

“Due Date”: With respect to any Mortgage Loan and any Monthly Payment, the date on which such Monthly Payment is due from the related Mortgagor.

“Due Period”: With respect to any Payment Date, the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

“Eligible Account”: Either (A) an account or accounts (including any sub-account or sub-accounts) maintained with an institution (which may include the Indenture Trustee; provided, that the Indenture Trustee otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated “AA-” or better by S&P and “Aa2” or better by Moody’s and in the highest short term rating by S&P and Moody’s, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution (including the Indenture Trustee) duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Rating Agencies or (B) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (which may include the Indenture Trustee; provided, that the Indenture Trustee otherwise meets these requirements), having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”: As defined in Section 5.01 of the Indenture.

“Excess Interest”: For any Payment Date is equal to the excess of (x) the Distributable Interest Amount over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (iii) under Section 8.01(b) of the Indenture.

“Excess Subordinated Amount”: As to any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any of (i) the Overcollateralization Amount (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such payment date) over (ii) the Target Overcollateralization Amount for such Payment Date.

“Exchange Act”: Means the Securities Exchange Act of 1934, as amended.

“Extra Principal Distribution Amount”: As to any Payment Date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such Payment Date, over (y) the sum of the interest payable on the notes on such Payment Date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such Payment Date.

“Fannie Mae”: Fannie Mae, formerly known as, The Federal National Mortgage Association, and any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Final Certification”: A certification as to the completeness of each Indenture Trustee’s Mortgage File prepared by the Indenture Trustee, and provided by the Indenture Trustee within one hundred eighty (180) days of the Closing Date pursuant to Section 2.06(b)(iii) of the Sale and Servicing Agreement.

“Final Stated Maturity Date”: The Payment Date occurring in February 2037.

“Foreclosure Profits”: As to any Servicer Remittance Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the Collection Period immediately preceding such Servicer Remittance Date over (ii) the sum of the unpaid Principal Balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid Principal Balance thereof from the Due Date on which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date on which interest was last deemed to have been paid pursuant to Section 5.06 of the Sale and Servicing Agreement) to the next succeeding Due Date following the date such Loan became a Liquidated Mortgage Loan, plus any amounts required by applicable law to be paid to the related Mortgagors.

“Freddie Mac”: Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, and any successor thereto.

“Free Writing Prospectus”: The Free Writing Prospectus dated January 23, 2007 relating to the Notes filed with the Commission pursuant to Rule 433.

“GAAP”: Generally accepted accounting principles, consistently applied.

“Governmental Plan”: A governmental plan within the meaning of Section 3(32) of ERISA.

“Grant”: To assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and the related Mortgage Files, a Permitted Investment, the Sale and Servicing Agreement, or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, Loan Repurchase Prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreements”: Collectively, the Swap Agreement and the Cap Agreement.

“Hedge Collateral Account”: With respect to the Hedge Agreements, in the event that a Hedge Provider elects to post collateral as provided in the Hedge Agreements, the non-interest bearing separate trust account established and maintained by the Indenture Trustee which shall be an Eligible Account for the benefit of the Hedge Providers and the Noteholders, as their interests may appear, into which such collateral shall be deposited.

“Hedge Provider”: Collectively, the Swap Provider and the Cap Provider.

“Highest Lawful Rate”: As defined in Section 11.19 of the Indenture.

“Indenture”: The Indenture, dated as of January 1, 2007, between the Issuing Entity and the Indenture Trustee, relating to the issuance of the Notes.

“Indenture Trustee”: Deutsche Bank National Trust Company, a national banking association, or its successor-in-interest, or any successor Indenture Trustee appointed as provided for in Section 6.09 of the Indenture.

“Indenture Trustee Fee”: As to any Payment Date, the product of (i) the Indenture Trustee Fee Rate divided by 12 and (ii) the sum of the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Indenture Trustee Fee Rate”: 0.004% per annum.

“Indenture Trustee’s Mortgage File”: The documents delivered to the Indenture Trustee, pursuant to Section 2.05 of the Sale and Servicing Agreement.

“Indenture Trustee’s Remittance Report”: The statement prepared pursuant to Section 2.08(d) of the Indenture, containing the following information with respect to each Class:

(a) the amount of the payment with respect to each Class of Notes and Certificates;

(b) the amount of such payments allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Overcollateralization Increase Amounts;

(c) the amount of such payments allocable to interest and the calculation thereof;

(d) the Available Funds Cap Carry-Forward Amount (if applicable);

(e) the Class Note Balance of each Class of Notes as of such Payment Date, together with the Class Note Balance of each Class of Notes (based on a Note in an original Class Note Balance of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

(f) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in such payment;

(g) the amounts, if any, of any Realized Losses for the related Collection Period and cumulative Realized Losses since the Closing Date;

(h) LIBOR for such Payment Date, if applicable;

(i) the related Pool Balance of the Mortgage Loans for the following Payment Date;

(j) the amount of the aggregate Servicing Fees paid to or retained by the Servicer with respect to such Payment Date;

(k) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

(l) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the related Rolling Three-Month Delinquency Ratio);

(m) the Overcollateralization Amount and Target Overcollateralization Amount;

(n) Prepayment Charges collected and remitted by the Servicer; and

(o) the Net Swap Payment, if any, for such Payment Date.

Items (a), (b) and (c) above shall, with respect to each Class of Notes, be presented on the basis of a Note having a $1,000 denomination.

“Independent”: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuing Entity and any other obligor upon the Notes, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity or in any such other obligor or in an Affiliate of the Issuing Entity or such other obligor, and (iii) is not connected with the Issuing Entity or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by a Trust Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Indirect Participant”: Any financial institution for whom any Direct Participant holds an interest in a Note.

“Individual Note”: A Note of an Original Note Principal Balance of $25,000; a Note of an Original Note Principal Balance in excess of $25,000 shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such Original Note Principal Balance amount by $25,000.

“Initial Certification”: A certification as to the completeness of each Indenture Trustee’s Mortgage File prepared by the Indenture Trustee, and provided by the Indenture Trustee within sixty (60) days of the Closing Date pursuant to Section 2.06(b)(ii) of the Sale and Servicing Agreement.

“Initial Pool Balance”: The aggregate Cut-Off Date Principal Balance of the Mortgage Loans.

“Insurance Proceeds”: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

“Interest Accrual Period”: With respect to the LIBOR Notes and for each Payment Date, the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding the current Payment Date; interest will accrue on the LIBOR Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

“Interest Determination Date”: With respect to any Interest Accrual Period for the LIBOR Notes, the second London Business Day prior to the immediately preceding Payment Date; provided, however, that with respect to the February 2007 Payment Date, the Interest Determination Date shall be January 26, 2007.

“Interest Payment Amount”: For any Payment Date and Class of Notes, an amount equal to the Accrued Note Interest for such Class of Notes on such Payment Date.

“Interest Rate”: For each class of Notes, the applicable annual rate described below:

•	Class A-1 Notes, the least of (i) one-month LIBOR plus 0.05% (0.10% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class A-2 Notes, the least of (i) one-month LIBOR plus 0.09% (0.18% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class A-3 Notes, the least of (i) one-month LIBOR plus 0.13% (0.26% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) a 14.00% per annum.

•	Class A-4 Notes, the least of (i) one-month LIBOR plus 0.22% (0.44% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-1 Notes, the least of (i) one-month LIBOR plus 0.22% (0.33% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-2 Notes, the least of (i) one-month LIBOR plus 0.27% (0.405% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-3 Notes, the least of (i) one-month LIBOR plus 0.29% (0.435% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-4 Notes, the least of (i) one-month LIBOR plus 0.35% (0.525% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-5 Notes, the least of (i) one-month LIBOR plus 0.37% (0.555% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-6 Notes, the least of (i) one-month LIBOR plus 0.43% (0.645% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-7 Notes, the least of (i) one-month LIBOR plus 0.85% (1.275% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-8 Notes, the least of (i) one-month LIBOR plus 1.30% (1.95% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

•	Class M-9 Notes, the least of (i) one-month LIBOR plus 2.00% (3.00% after the first Payment Date that is a Clean-Up Call Date) per annum, (ii) the Available Funds Cap and (iii) 14.00% per annum.

“Interest Remittance Amount”: With respect to any Payment Date, the portion of Available Funds on such Payment Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fees to the extent not retained by the Servicer and the Trustee Fee and certain indemnification liabilities of the Issuing Entity to the Indenture Trustee and the Owner Trustee for such Payment Date to the extent not exceeding $125,000 in any calendar year.

“Issuing Entity”: Accredited Mortgage Loan Trust 2007-1, a Delaware statutory trust.

“Letter Agreement”: The Letter of Representations to the Clearing Agency from the Issuing Entity dated January 30, 2007.

“LIBOR”: With respect to any Interest Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the posted rate U.S. dollar deposits for one month which appears on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the Reference Banks for U.S. dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m. London time, on such date. If fewer than two Reference Banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate which one or more leading banks in The City of New York selected by the Indenture Trustee (after consultation with the Servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for U.S. dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding Interest Accrual Period.

In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005) of all such quotations.

“LIBOR Notes”: The Class A Notes and the Class M Notes.

“Liquidated Loan Loss”: As to any Liquidated Mortgage Loan, the excess, if any, of (x) the unpaid Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor over (y) Net Liquidation Proceeds.

“Liquidated Mortgage Loan”: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered and for which the Servicer has so designated on its Servicer Remittance Report.

“Liquidation Expenses”: Expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.04 and 5.06 of the Sale and Servicing Agreement respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

“Liquidation Proceeds”: The amount received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through an Indenture Trustee’s sale, foreclosure sale, REO Disposition or otherwise or (iii) the liquidation of any other security for such Mortgage Loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related Mortgagor.

“Loan Repurchase Price”: With respect to any Mortgage Loan, the Principal Balance of such Mortgage Loan as of the date of repurchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty (30) days’ interest thereon, computed, as of the next succeeding Due Date for such repurchased Mortgage Loan, at the Mortgage Interest Rate, plus the amount of any unreimbursed Delinquency Advances and Servicing Advances made by the Servicer with respect to such Mortgage Loan, plus any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending law, which purchase price shall be deposited in the Collection Account on the next succeeding Servicer Remittance Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future payment to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Loan as of its date of origination, the ratio on such date borne by the original Principal Balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

“London Business Day”: A day on which banking institutions in the City of London, England, are not required or authorized to be closed.

“Majority Noteholders”: With respect to the Notes, the Holder or Holders of Notes evidencing Percentage Interests in excess of 51% in the aggregate.

“Maximum Collateral Amount”: The Cut-Off Date Aggregate Principal Balance for the mortgage loans.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“MOM Loan”: A Mortgage Loan for which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Payment”: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon as specified for such Due Date in the related amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations, or similar proceeding or any moratorium or similar waiver or grace period).

“Moody’s”: Moody’s Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property.

“Mortgage File”: As described in Exhibit A to the Sale and Servicing Agreement.

“Mortgage Interest Rate”: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid Principal Balance thereof.

“Mortgage Loan Schedule”: The schedule of Mortgage Loans as of the Cut-Off Date attached as Schedule I to the Indenture, which will be deemed to be modified automatically to reflect any replacement, sale, substitution, liquidation, transfer or addition of any Mortgage Loan. The Mortgage Loan Schedule sets forth as to each Mortgage Loan: (i) its identifying number and the name of the related Mortgagor; (ii) the billing address, mailing address and property address for the related Mortgaged Property including the state and zip code; (iii) its date of origination; (iv) the original number of months to stated maturity; (v) a designation indicating whether or not such Mortgage Loan is a Balloon Loan; (vi) the original Principal Balance; (vii) its Principal Balance as of the applicable Cut-Off Date and its Cut-Off Date Principal Balance; (viii) the Mortgage Interest Rate and margin; (ix) the scheduled monthly payment of principal and interest; (x) the LTV; (xi) if the Mortgage Loan is registered with MERS on the MERS System, the MIN; (xii) whether the Mortgage Loan is secured by a first or second lien on the related Mortgage Property; and (xiii) whether such Mortgage Loan is secured by a first lien on the related Mortgage Property.

“Mortgage Loans”: The mortgage loans (together with any Qualified Substitute Mortgage Loans substituted therefor in accordance with the Basic Documents, as from time to time are held as a part of the Issuing Entity), so being identified in the Mortgage Loan Schedule on the Closing Date. When used in respect of any Payment Date, the term Mortgage Loans shall mean all Mortgage Loans (including those in respect of which the Indenture Trustee has acquired the related Mortgaged Property) which have not been repaid in full prior to the related Due Period, did not become Liquidated Mortgage Loans prior to such related Due Period or were not repurchased or replaced by the Sponsor prior to such related Due Period.

“Mortgage Note”: The original, executed note or other evidence of any indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: The underlying property or properties securing a Mortgage Loan, consisting of a fee simple or leasehold interest in one or more parcels of land.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Foreclosure Profits”: As to any Servicer Remittance Date, the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (ii) Liquidated Loan Losses with respect to such Servicer Remittance Date.

“Net Liquidation Proceeds”: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the Servicer with respect to such Liquidated Mortgage Loan. For all purposes of the Basic Documents, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid Principal Balance thereof.

“Net Monthly Excess Cashflow” With respect to any Payment Date, the sum of (i) the amount of Available Funds for such Payment Date remaining after making all payments described in Section 8.01(b) and (c) of the Indenture and (ii) without duplication, the Excess Subordinated Amount.

“Net Prepayment Interest Shortfalls”: For any Payment Date, the amount by which the aggregate Prepayment Interest Shortfalls during the related Prepayment Period exceeds available Compensating Interest.

“Net REO Proceeds”: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

“Net Swap Payment”: With respect to each Payment Date, the net payment required to be made pursuant to the terms of the Swap Agreement which is calculated by netting the amount of any payment that would otherwise be received by the Issuing Entity and the amount of any payment that would otherwise be made by the Issuing Entity to the Swap Provider, which net payment shall not take into account any Swap Termination Payment.

“Nonrecoverable Advances”: Means, with respect to any Mortgage Loan, (a) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Section 5.03 of the Sale and Servicing Agreement, or (b) a Delinquency Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer’s Certificate delivered to the Indenture Trustee no later than the Business Day following such determination, would not ultimately be recoverable pursuant to Section 5.03 of the Sale and Servicing Agreement.

“Note”: Any Class A Note or Class M Note executed by the Owner Trustee on behalf of the Issuing Entity and authenticated by the Indenture Trustee.

“Noteholder” or “Holder”: Each Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Indenture, any Note registered in the name of the Servicer or the Sponsor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Notes necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Noteholders pursuant to the Indenture, upon the Indenture Trustee’s request, the Servicer and the Sponsor shall provide to the Indenture Trustee a notice identifying any of their respective Affiliates that is a Noteholder as of the date(s) specified by the Indenture Trustee in such request.

“Note Register”: As defined in Section 2.06 of the Indenture.

“Note Registrar”: As defined in Section 2.06 of the Indenture.

“Officer’s Certificate”: A certificate signed by the chairman of the board, the president or a vice president and the treasurer, the secretary or one of the assistant treasurers or assistant secretaries of the Sponsor, the Servicer, or, with respect to the Issuing Entity, a certificate signed by a Responsible Officer of the Owner Trustee, at the direction of the Certificateholders as required by any Basic Document.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Sponsor, the Servicer, the Indenture Trustee, the Owner Trustee, a Noteholder or a Noteholder’s prospective transferee (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion.

“Original Note Principal Balance”: As of the Closing Date and as to each Class of Notes, as follows. The Certificates do not have an “Original Note Principal Balance.”

Class	Original Note Principal Balance
A-1	$311,472,000
A-2	$57,693,000
A-3	$205,650,000
A-4	$67,513,000
M-1	$26,211,000
M-2	$19,754,000
M-3	$12,152,000
M-4	$10,255,000
M-5	$10,255,000
M-6	$9,876,000
M-7	$8,736,000
M-8	$8,356,000
M-9	$7,600,000

“Outstanding”: As of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Definitive Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

(iv) Notes alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07 of the Indenture; provided, however, that in determining whether the Holders of the requisite percentage of the Class Note Balance of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuing Entity, any other obligor upon the Notes or any Affiliate of the Issuing Entity, the Servicer or the Sponsor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of the Issuing Entity, the Servicer or the Sponsor or such other obligor.

“Overcollateralization Amount”: As to any Payment Date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the aggregate Class Note Balances or Adjusted Class Note Balances, as applicable of the Notes, after giving effect to payments on such Payment Date.

“Overcollateralization Deficiency”: As to any Payment Date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Note Balances or Adjusted Class Note Balances, as applicable of the Notes resulting from the payment of the Principal Remittance Amount on such Payment Date.

“Owner-Occupied Mortgaged Property”: A Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor’s primary residence at the origination of the Mortgage Loan, and (b) the Sponsor has no actual knowledge that such Residential Dwelling is not so occupied.

“Ownership Interest”: As to any Note, any ownership or security interest in such Note, including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Owner Trustee”: U.S. Bank Trust National Association, a national banking association, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

“Owner Trustee Fee”: As defined in Section 9.01 of the Trust Agreement.

“Payahead”: Any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related Mortgage Loan.

“Paying Agent”: The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuing Entity pursuant to Section 3.03 of the Indenture to pay the principal of, or interest on, any Notes on behalf of the Issuing Entity, which agent, if not the Indenture Trustee, shall have signed an instrument agreeing to be bound by the terms of the Indenture applicable to such Paying Agent.

“Payment Account”: The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.01(a) of the Indenture and entitled “Deutsche Bank National Trust Company”, as Indenture Trustee for Accredited Mortgage Loan Trust 2007-1 Asset-Backed Notes, Series 2007-1, Payment Account,” on behalf of the Noteholders.

“Payment Date”: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing in February 2007.

“Percentage Interest”: With respect to a Note of any Class, the portion evidenced by such Note, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by original principal balance of such Note and the denominator of which is the Original Note Principal Balance of such Class. With respect to the Certificates, the portion evidenced thereby as stated on the face of such Certificate.

“Permitted Investments”: As used herein, Permitted Investments shall include the following:

(i) obligations of, or guaranteed as to timely payments of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated at least A-l+ by S&P and in one of the two highest ratings by Moody’s;

(iii) certificates of deposit, time deposits and bankers’ acceptances (which, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company, incorporated under the laws of the United States or any state; provided, that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the two highest ratings by Moody’s and S&P;

(iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated in the highest short-term rating by each of the Rating Agencies; and

(v) units of money market funds registered under the Investment Company Act of 1940, investing in any of the foregoing, including any funds managed or advised by the Indenture Trustee or any affiliate of the Indenture Trustee; provided, such money market funds are at the time rated at least “AAAm” or “AAAm-G” by S&P, and in one of the two highest short-term ratings by Moody’s; provided, that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property”: As defined in clause (b) of the definition of “Delivery.”

“Plan”: Either (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan (within the meaning of Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) a Governmental Plan that is subject to any federal, state or local law that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code.

“Pool Balance”: For any date and with respect to the Mortgage Loans, the Aggregate Principal Balances of the Mortgage Loans as of such date.

“Predecessor Notes”: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.07 of the Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Preference Claim”: As defined in Section 8.03(f) of the Indenture.

“Prepayment Charge”: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with Principal Prepayment made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Issuing Entity being identified in a Prepayment Charge Schedule (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Period”: As of any Mortgage Loan, the period of time, if any, during which a Prepayment Charge may be imposed.

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Issuing Entity on such date, attached as Exhibit H to the Sale and Servicing Agreement. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i) the Mortgage Loan identifying number;

(ii) a code indicating the term of the Prepayment Charge;

(iii) the state of origination of the related Mortgage Loan;

(iv) the date on which the first Monthly Payment was due on the related Mortgage Loan;

(v) the term of the related Mortgage Loan; and

(vi) the Cut-Off Date Principal Balance of the related Mortgage Loan.

“Prepayment Interest Shortfall”: With respect to any Payment Date, for each Mortgage Loan that was the subject during the related Prepayment Period of a Principal Prepayment in full, an amount equal to the excess, if any, of (a) 30 days’ interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to (i) the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus (ii) the Servicing Fee Rate, over (b) the amount of interest actually remitted by the related Mortgagor in connection with such Principal Prepayment in full, less the Servicing Fee for such Mortgage Loan in such month.

“Prepayment Period”: With respect to any Payment Date and Principal Prepayments in full, the period commencing on the 16th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the day following the Cut-Off Date) and ending on the 15th day of the month in which such Payment Date occurs.

“Principal Balance”: As to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date of determination.

“Principal Deficiency Amount”: For any Payment Date, the Principal Deficiency Amount shall equal the excess of the aggregate Class Note Balance of all classes of Notes immediately prior to such Payment Date over the aggregate scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period. On any Payment Date, the total Principal Deficiency Amount shall be allocated among the classes of Class M Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any Payment Date will first be allocated to the Class M-9 Notes and, to the extent the Principal Deficiency Amount for such Payment Date exceeds the aggregate Class Note Balance of the Class M-9 Notes, such excess Principal Deficiency Amount shall be allocated to the Class M-8 Notes, and so on.

“Principal Distribution Amount”: As to any Payment Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date.

“Principal Remittance Amount”: For any Payment Date, an amount equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i) the principal portion of the proceeds received by the Indenture Trustee upon the exercise by the Depositor of its option to call the Notes;

(ii) the principal portion of the proceeds received by the Indenture Trustee on any termination of the Issuing Entity;

(iii) the principal portion of the repurchase price for any repurchased mortgage loans;

(iv) the principal portion of substitution adjustments received in connection with the substitution of a mortgage loan as of such Payment Date; and

(v) the Subsequent Recoveries received.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus Supplement”: The Prospectus Supplement dated January 24, 2007 relating to the Notes filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(5).

“Qualified Appraiser”: An appraiser, duly appointed by the Sponsor, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

“Qualified REIT Subsidiary”: Has the meaning set forth in Section 856(i) of the Code.

“Qualified Substitute Mortgage Loan”: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.06 or 4.02(b) of the Sale and Servicing Agreement, which (a) has or have an interest rate greater than or equal to those applicable to the Deleted Mortgage Loan, (b) relates or relate to a detached one- to four-family residence and has or have the same or a better lien priority as the Deleted Mortgage Loan and has or have the same occupancy status as the Deleted Mortgage Loan or is or are Owner-Occupied Mortgaged Property(ies), (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (d) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (e) has or have a Stated Principal Balance or Stated Principal Balances, after deduction of the principal portion of the Monthly Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance) not more than the Stated Principal Balance of the Deleted Mortgage Loan as of such date and (f) complies or comply as of the date of substitution with each representation and warranty set forth in Section 4.01 of the Sale and Servicing Agreement.

“Rating Agency”: Each of S&P and Moody’s.

“Rating Agency Condition”: Means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given at least ten (10) days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Indenture Trustee, the Servicer, the Sponsor, the Depositor and the Issuing Entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

“Realized Loss”: The amount determined by the Servicer, in accordance with its standard procedure, in connection with any Mortgage Loan equal to:

(i) with respect to any Mortgage Loan which has been liquidated, the excess of the Principal Balance of that Mortgage Loan plus interest thereon at a rate equal to the applicable mortgage rate less the Servicing Fee Rate from the Due Date as to which interest was last paid or advanced up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the Servicer from the Collection Account with respect to such Mortgage Loan,

(ii) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the Principal Amount as reduced in connection with the proceedings resulting in the Deficient Valuation or

(iii) with respect to any Mortgage Loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the Mortgagor pays each scheduled monthly payment on the applicable Due Date and that no Prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable mortgage rate.

“Record Date”: With respect to the Notes, the last Business Day immediately preceding the related Payment Date so long as the Notes are in book-entry form and for Notes in definitive form, the last Business Day of the month immediately preceding the month in which the Payment Date occurs.

“Redemption Date”: The Payment Date, if any, on which the related Notes are redeemed, in each case, pursuant to Article X of the Indenture, which date may occur after the related Clean-Up Call Date.

“Reference Banks”: Citibank, Barclay’s Bank PLC, The Bank of Tokyo-Mitsubishi and National Westminster Bank PLC; provided, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee (after consultation with the Servicer) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Servicer or the Indenture Trustee or any affiliate thereof and (iii) whose quotations appear on the Telerate Page 3750 on the relevant Interest Determination Date.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (“SEC”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the various parties, as set forth on Exhibit H to the Sale and Servicing Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Servicer and the Indenture Trustee, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended.

“Relief Act Interest Shortfall”: With respect to any Payment Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or similar state law, the amount, if any, by which (a) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (b) one month’s interest on the Principal Balance of such Mortgage Loan, calculated at a rate equal to the related Mortgage Interest Rate.

“REIT”: A real estate investment trust within the meaning of section 856(a) of the Code that satisfies the requirements of section 857(a).

“REO Disposition”: The final sale by the Servicer of a REO Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure.

“REO Mortgage Loan”: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Issuing Entity.

“REO Proceeds”: Proceeds received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property).

“REO Property”: A Mortgaged Property acquired by the Servicer in the name of the Indenture Trustee on behalf of the Noteholders through foreclosure or deed-in-lieu of foreclosure.

“Request for Release”: A request for release in substantially the form attached as Exhibit F of the Sale and Servicing Agreement.

“Required Cap Counterparty Rating”. With respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “A3” by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a short-term rating of “P-2” by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“Required Swap Counterparty Rating”. With respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “A3” by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a short-term rating of “P-2” by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“Residential Dwelling”: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development or a townhouse.

“Responsible Officer”: When used with respect to the Indenture Trustee or the Owner Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto) with direct responsibility for the administration of the Issuing Entity, including any Vice President, Second or Assistant Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, associate, any trust officer or any other officer of the

Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Sponsor or the Servicer, the chief executive officer, the president or any vice president, assistant vice president, or any secretary or assistant secretary.

“Rolling Three Month Delinquency Ratio”: With respect to any Payment Date, the average of the Delinquency Ratios for the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding Due Periods.

“Rolling Six Month Delinquency Ratio”: For any Payment Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the six immediately preceding Collection Periods (or for each Payment Date starting in February 2007 through June 2007, the corresponding number of preceding Collection Periods).

“Sale”: The meaning specified in Section 5.17 of the Indenture.

“Sale and Servicing Agreement”: The Sale and Servicing Agreement, dated as of January 1, 2007, among the Issuing Entity, the Servicer, the Sponsor, the Depositor, and the Indenture Trustee, providing for, among other things, the sale of the Mortgage Loans from the Depositor to the Issuing Entity and the servicing of the Mortgage Loans.

“Securities Act”: Means the Securities Act of 1933, as amended.

“Senior Credit Enhancement Percentage”: For any Payment Date and with respect to any Class of Notes, the percentage obtained by dividing (x) the aggregate Adjusted Class Note Balance of the Notes that are subordinate in right of payment to such Class of Notes (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Payment Date) by (y) the aggregate scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

“Senior Swap Payment”: The amount, if any, payable by the Issuing Entity to the Swap Provider, pursuant to Section 8.01(b)(i) of the Indenture, other than a Defaulted Swap Termination Payment.

“Servicer”: Accredited Home Lenders, Inc., a California corporation, or any successor appointed as provided in the Sale and Servicing Agreement.

“Servicer Event of Default”: As defined in Section 7.01 of the Sale and Servicing Agreement.

“Servicer Prepayment Charge Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.05 of the Sale and Servicing Agreement.

“Servicer Remittance Amount”: For a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the Mortgage Loans collected by the servicer during the related Due Period;

•	all partial prepayments of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, if any, collected by the servicer during the previous calendar month, other than Payaheads;

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period;

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the Mortgage Loans during the related Due Period; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement;

but excluding the following:

(a)	amounts received on a Mortgage Loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such Mortgage Loan;

(b)	for such Servicer Remittance Date, the aggregate servicing fees;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	Payaheads;

(g)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular Mortgage Loan to which they relate; and

(h)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

“Servicer Remittance Date”: With respect to any Payment Date, the second Business Day preceding the Payment Date.

“Servicer Remittance Report”: The monthly report prepared by the Servicer and delivered to the parties specified in Section 5.18(a) of the Sale and Servicing Agreement.

“Servicer Reporting Date”: As defined in Section 5.18(a) of the Sale and Servicing Agreement.

“Service(s)(ing)”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Issuing Entity by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicing Advances”: All reasonable and customary “out-of-pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, including, without limitation, real estate taxes, (b) any enforcement, collection and judicial proceedings, including foreclosures and liquidations, (c) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (d) compliance with the obligations under Sections 5.04 and 5.06 of the Sale and Servicing Agreement, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 5.03 and 5.06 of the Sale and Servicing Agreement and (e) expenses incurred in connection with any Mortgage Loan being registered on the MERS System.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Compensation”: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.08 of the Sale and Servicing Agreement.

“Servicing Fee”: As defined in Section 5.08 of the Sale and Servicing Agreement.

“Servicing Fee Rate”: The product of (i) 0.50% per annum and (ii) the stated principal balance of the Mortgage Loans at the beginning of the related Due Period.

“Servicing Function Participant”: Any sub-servicer, subcontractor or any other Person, other than the Servicer and the Indenture Trustee, that is performing activities addressed by the Servicing Criteria, with respect to 5% or more of the Mortgage Loans.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Sponsor”: Accredited Home Lenders, Inc., a California corporation.

“Standard & Poor’s” or “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization.

“Stated Principal Balance”: As to any Mortgage Loan and Payment Date, the unpaid Principal Balance of such Mortgage Loan as of the Due Date in the related Collection Period as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous Principal Prepayments in full received during the related Prepayment Period, (ii) any previous Curtailments and Liquidation Proceeds allocable to principal received during the prior calendar month (other than with respect to any Liquidated Mortgage Loan) and (iii) the payment of principal due on the Due Date in the related Collection Period and irrespective of any delinquency in payment by the related Mortgagor.

“Statistical Calculation Date”: January 1, 2007.

“Statutory Trust Statute”: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Step-Down Date”: the earlier of (A) the date on which the aggregate Class Note Balances of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the Payment Date occurring in February 2010; and

(y) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the Mortgage Loans during the related Due Period, but before giving effect to payments on any of the notes on such Payment Date for the Class A Notes would be greater than or equal to 35.30%.

“Subsequent Recovery”: With respect to any Mortgage Loan that had previously been the subject of a Realized Loss, any amounts (net of Reimbursable Expenses) subsequently received in connection with such Mortgage Loan.

“Substitution Adjustment”: As to any date on which a substitution occurs pursuant to Sections 2.06 or 4.02(b) of the Sale and Servicing Agreement, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate Stated Principal Balance of the related Deleted Mortgage Loans (after application of the scheduled principal portion of the Monthly Payments due in the month of substitution) together with 30-days’ interest thereon at the Mortgage Interest Rate, plus any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

“Swap Agreement”: The 1992 ISDA Master Agreement together with the related schedule, confirmation and credit support annex, dated as of January 30, 2007, between the Issuing Entity and the Swap Provider.

“Swap Default”: Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

“Swap Payment”: The meaning set forth in Section 8.01(a) of the Indenture.

“Swap Provider”: The counterparty to the Swap Agreement either (a) entitled to receive payments from the Issuing Entity or (b) required to make payments to the Issuing Entity, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Credit Suisse International.

“Swap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Issuing Entity to the Swap Provider, or by the Swap Provider to the Issuing Entity, as applicable, pursuant to the terms of the Swap Agreement.

“Target Overcollateralization Amount”: As to any Payment Date (a) prior to the Step-Down Date, approximately 2.75% of the Initial Pool Balance and (b) on or after the Step-Down Date, so long as a Trigger Event is not in effect, approximately 5.50% of the Pool Balance as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Initial Pool Balance. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the prior Payment Date.

“Telerate Page 3750”: The display designated as Telerate Page 3750 on the Telerate Service (or such other page as may replace the Telerate page on that service for the purpose of displaying London interbank offered rates of major banks).

“Termination Event”: As defined in the Swap Agreement.

“Termination Price”: The greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Notes, (ii) the aggregate amount of accrued and unpaid interest on such Notes through the related Due Period (including any related Available Funds Cap Carry Forward Amount), (iii) any related Indenture Trustee’s fees and expenses, (iv) any related Owner Trustee Fees or Expenses that have not been paid by the Sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending law and (viii) the Swap Termination Payment, if any, payable to the Swap Provider as a result of the exercise of the optional termination pursuant to Section 10.01 of the Indenture and (B) the fair market value of the Mortgage Loans.

“Trigger Event”: A Trigger Event is in effect on any Payment Date if (i) on that Payment Date the Rolling Three Month Delinquency Ratio equals or exceeds 44.65% of the prior period’s Senior Credit Enhancement Percentage or (ii) during such period, the aggregate amount of Realized Losses incurred, less any Subsequent Recoveries, since the Cut-off Date through the last day of the related Prepayment Period, divided by the Initial Pool Balance (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Date	Cumulative Realized Loss Percentage
February 2009 to January 2010	1.05% for the first month, plus an additional 1/12th of 1.30% for each month thereafter

February 20010 to January 2011	2.35% for the first month, plus an additional 1/12th of 1.45% for each month thereafter

February 2011 to January 2012	3.80% for the first month, plus an additional 1/12th of 1.15% for each month thereafter

February 2012 to January 2013	4.95% for the first month, plus an additional 1/12th of 0.70% for each month thereafter

February 2013 to January 2014	5.65% for the first month, plus an additional 1/12th of 0.10% for each month thereafter

February 2014 and thereafter	5.75%

“Trust Agreement”: The Trust Agreement, dated as of January 10, 2007, as amended and restated as of January 30, 2007, among the Sponsor, the Depositor and the Owner Trustee, relating to the establishment of the Issuing Entity.

“Trust Certificate”: A certificate evidencing the beneficial interest of the Trust Certificateholder in the Issuing Entity substantially in the form of Exhibit A to the Trust Agreement.

“Trust Certificateholder,” “Certificateholder” or “Holder”: A Person in whose name a Trust Certificate is registered.

“Trust Estate”: All money, instruments and other property subject or intended to be subject to the lien of the Indenture, for the benefit of the Noteholders, as of any particular time, including, without limitation, all property and interests, including all proceeds thereof, granted to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Granting Clauses of the Indenture.

“Trust Indenture Act” or “TIA”: The Trust Indenture Act of 1939, as it may be amended from time to time.

“Trust Order” and “Trust Request”: A written order or request of the Issuing Entity signed on behalf of the Issuing Entity by an Authorized Officer of the Owner Trustee, at the direction of the Certificateholders and delivered to the Indenture Trustee or the Authenticating Agent, as applicable.

“Underwriters”: Lehman Brothers, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and HSBC Securities (USA) Inc.

“Underwriting Guidelines”: The underwriting guidelines of the Sponsor.

“United States Person”: A citizen or resident of the United States, a corporation, a partnership or other entity treated as a corporation or a partnership organized in or under the laws of, the United States or any state thereof including the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States can exercise primary jurisdiction over its administration and at least one United States Person has the authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date, may elect to continue to be United States Persons.

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

[On File with Dewey Ballantine LLP]

SCHEDULE 2

SWAP NOTIONAL BALANCES

[Please See Schedule 1 to the Prospectus Supplement (Tab 1)]

SCHEDULE 3

CAP NOTIONAL BALANCES

[Please See Schedule 2 to the Prospectus Supplement (Tab 1)]

EXHIBIT A

FORM OF NOTE

ACCREDITED MORTGAGE LOAN TRUST 2007-1

CLASS [A-1][A-2][A-3][A-4][M-1][M-2][M-3][M-4][M-5][M-6][M-7][M-8][M-9] NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE CLASS M NOTES ARE SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A NOTES, AND EACH CLASS OF CLASS M NOTES IS SUBORDINATED IN RIGHT OF PAYMENT TO THE OTHER CLASSES OF CLASS M NOTES THAT HAVE A NUMERICAL DESIGNATION THAT IS LESS THAN SUCH CLASS, AS SET FORTH MORE FULLY IN THE INDENTURE AND THE SALE AND SERVICING AGREEMENT.

Note No.:		CUSIP No.:
A-[1][2][3][4]/ M- [1][2]
[3][4][5][6][7][8][9]
Class A-[1][2][3][4]			Percentage Interest: 100%
Class M-[1][ 2][ 3][ 4][ 5][ 6] [7][8][9]
Original Note Principal Balance:
$
Date of Indenture:		First Payment Date:
As of January 1, 2007		February 26, 2007

ACCREDITED MORTGAGE LOAN TRUST 2007-1

ASSET-BACKED NOTES, SERIES 2007-1,

CLASS A-[1][2][3][4]/CLASS M-[1][2][3][4][5][6][7][8][9]

Accredited Mortgage Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $                     (                             Thousand Dollars) payable on each Payment Date in an amount equal to the result obtained by multiplying (x) the Percentage Interest of this Note set forth on the cover page hereof, by (y) the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class A-[1][2][3][4]/Class M-[1][2][3][4][5][6][7][8][9] Notes, pursuant to the Indenture, dated as of January 1, 2007, between the Issuing Entity and Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid Class Note Balance of this Note shall be due and payable on the earlier of (i) the Payment Date occurring in February 2037 (the “Final Stated Maturity Date”), (ii) the Redemption Date, if any, applicable to this Notes pursuant to Article X of the Indenture or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Notes have been declared to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. Capitalized terms used but not defined herein are defined in Appendix I to the Indenture.

Pursuant to the terms of the Indenture, payments will be made on the 25th day of each month or, if such day is not a Business Day, on the Business Day immediately following such 25th day (each a “Payment Date”), commencing on the first Payment Date specified on the cover page hereof, to the Person in whose name this Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Note and (b) the sum of the amounts to be paid on the Class A and Class M Notes with respect to such Payment Date, all as more specifically set forth in the Indenture.

Notwithstanding the foregoing, in the case of Definitive Notes, upon written request at least five (5) days prior to the related Record Date with appropriate instructions by the Holder of this Note (holding an aggregate initial Class Note Balance of at least $1,000,000), any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States of America designated by such Holder reasonably satisfactory to the Indenture Trustee.

On each Payment Date, Noteholders will be entitled to receive interest payments in an aggregate amount equal to the Interest Payment Amount for such Class for such Payment Date, together with principal payments in an aggregate amount equal to the Principal Payment Amount for such Class for such Payment Date, plus, until the Overcollateralization Amount for the related Class and such Payment Date is equal to the Specified Overcollateralization Amount for such Class and such Payment Date, the Net Monthly Excess Cashflow, if any, for such Class and such Payment Date. The “Class Note Balance” of a Note as of any date of determination is equal to the initial Class Note Balance thereof as of the Closing Date, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as the “Accredited Mortgage Loan Trust 2007-1, Asset-Backed Notes, Series 2007-1, Class A-[1][2][3][4]/Class M-[1][2][3][4][5][6][7][8][9],” issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. Also issued under the Indenture are the “Accredited Mortgage Loan Trust 2007-1, Asset-Backed Notes, Series 2007-1, Class A-[1][2][3][4]/Class M-[1][2][3][4][5][6][7][8][9].” To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The Class A-[1][2][3][4]/Class M-[1][2][3][4][5][6][7][8][9] Notes are and will be equally and ratably secured by the Mortgage Loans and the other collateral related thereto pledged as security therefor as provided in the Indenture.

As described above, the entire unpaid Class Note Balance of this Note shall be due and payable on the earlier of the Final Stated Maturity Date and any Redemption Date pursuant to Article X of the Indenture. Notwithstanding the foregoing, the entire unpaid Class Note Balance of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee, or the Holders of the Notes representing more than 50% of the Class Note Balance of the Outstanding Notes, shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Sponsor, the Servicer, or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Notes pursuant to the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer in immediately available funds to the account designated by such nominee, or if no instructions for wire transfers have been provided to the Indenture Trustee as provided in the Indenture, then by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the office designated by the Indenture Trustee for such purposes.

As provided in the Indenture, both Classes of Notes may be redeemed in whole, but not in part, at the option of the Depositor on any Payment Date on and after the date on which the aggregate outstanding principal balance of the Notes is equal to or less than 10% of the original aggregate principal balance of the Notes, in each case after giving effect to distributions on that Payment Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

In the case of a transfer of a Class A-[1][2][3][4]/Class M-[1][2][3][4][5][6][7][8][9] Note, the Note Registrar shall not register the transfer of this Note unless the Note Registrar has received a representation letter from the transferee to the effect that either (i) the transferee is not a Plan and is not, directly or indirectly, acquiring this Note or any interest herein on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with the assets of a Plan or (ii) the acquisition and holding of this Note by the transferee qualifies for exemptive relief under either a United States Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (or, if the transferee is a Governmental Plan, will not result in a violation of applicable law). Each Beneficial Owner, by acceptance of a beneficial interest herein, shall be deemed to make one of the foregoing representations.

Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Issuing Entity, or join in any institution against the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes; the Indenture, the Trust Agreement and the Sale and Servicing Agreement (the “Basic Documents”).

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Beneficial Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Class Note Balance of the Outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Class Note Balance of Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Holders of the Notes issued thereunder.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

Initially, each Class of Notes will be represented by one Note registered in the name of Cede & Co. as nominees of the Clearing Agency. The Notes will be delivered in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Class Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering the same.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to herein, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this Instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Dated: January 30, 2007

ACCREDITED MORTGAGE LOAN TRUST 2007-1

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: January 30, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Authenticating Agent

By:
Authorized Signatory

EX A-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                             , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/

Signature Guaranteed:
*/

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EX A-9